SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
                        the Securities Exchange Act of 1934
                                  (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
      [  ]  Preliminary Proxy Statement
      [  ]  Confidential, for Use of the  Commission  Only (as permitted by Rule
             14a-6(e)(2))
      [X ]  Definitive  Proxy  Statement
      [  ]  Definitive  Additional Materials
      [  ]  Soliciting   Material  Pursuant  to  ss.240.14a-11(c)  or
             ss.240.14a-12

                               Sports Arenas, Inc.
         --------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:______
     2) Aggregate number of securities to which transaction applies:________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):________
     4) Proposed maximum aggregate value of transaction:________
     5) Total fee paid: ________

[  ]  Fee paid previously with preliminary materials. ________

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1) Amount Previously Paid:_______
      2) Form, Schedule or Registration Statement No.: ______
      3) Filing Party: _____________________
      4) Date Filed: ______________

                                SPORTS ARENAS, INC.
                              [A DELAWARE CORPORATION]


                        5230 CARROLL CANYON ROAD, SUITE 310
                            SAN DIEGO, CALIFORNIA 92121


                                     NOTICE OF
                           ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD ON
                                 DECEMBER 23, 1998


TO THE SHAREHOLDERS OF SPORTS ARENAS, INC.:

   The Annual Shareholders' Meeting (the "Meeting") will be held at 10:00 A.M. on Tuesday, December 23, 1998, at 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, for the purpose of considering and voting upon the following matters, each of which is described in the annexed Proxy Statement:

      1. The election of five directors, to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

      2. Such other matters as may properly come before the Meeting or any adjournments of it.

   November 9, 1998 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company for 10 days before the Meeting.

   We hope you can attend the Meeting in person; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. ANY SHAREHOLDER WHO SIGNS AND SENDS IN A PROXY MAY REVOKE IT BY EXECUTING A NEW PROXY WITH A LATER DATE; BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE IT IS VOTED; OR BY ATTENDANCE AT THE MEETING AND VOTING IN PERSON.


            BY ORDER OF THE BOARD OF DIRECTORS


            Harold S. Elkan
            President


San Diego, California
November 23, 1998

                                SPORTS ARENAS, INC.
                        5230 CARROLL CANYON ROAD, SUITE 310
                            SAN DIEGO, CALIFORNIA 92121

                                  PROXY STATEMENT

                           ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD ON
                                 DECEMBER 23, 1998


   Proxies in the form enclosed with this Proxy Statement are solicited by the Management of Sports Arenas, Inc. (the "Company"), in connection with the Annual Meeting of Shareholders of the Company to be held December 23, 1998, at the place set forth in the preceding Notice of Annual Meeting of Shareholders.

   This Proxy Statement and the form of proxy are being first mailed to the Company's shareholders on or about November 23, 1998. In addition to mailing copies of this material to all shareholders, the Company has requested banks and brokers to forward copies of such material to persons for whom they hold stock of the Company, and to request authority for execution of the proxies. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses incurred in connection therewith. Officers and regular employees of the Company may, without being additionally compensated therefor, solicit proxies by mail, telephone, telegram or personal contact. All expenses of this solicitation of proxies will be paid by the Company. The Company does not expect to employ any other person or entity to assist in the solicitation of proxies.


   Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised at the meeting by: (a) filing with the secretary of the Company a written notice revoking it; (b) executing a proxy bearing a later date; or (c) attending the meeting and voting in person.

   All shares represented by valid proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the proxy holders. Any duly executed proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors and in favor of Proposal 2 described in the Notice of Meeting of Shareholders and this Proxy Statement.

VOTING
------
   Only shareholders of record of the Company's common stock at the close of business on November 9, 1998 (the "Record Date"), are entitled to notice of, and to vote at the annual shareholders' meeting. On the Record Date there were 27,250,000 shares of common stock outstanding.

Each shareholder of record is entitled to one vote on each of the matters to be presented to the shareholders at the meeting, except that shareholders may have cumulative voting rights with respect to the election of Directors. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and each issue to be voted on. An abstention from voting or a broker non-vote is not counted in the voting process under California law.

   In accordance with the California General Corporation Law, as applicable to the Company, each shareholder entitled to vote for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned, or distribute the shareholder's votes on the same principal among as many candidates as the shareholder thinks fit.

   The proxy process does not permit shareholders to cumulate votes. No shareholder shall be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of shares owned) unless the candidate or candidates' names for which such votes are to be cast have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

   At this time, Management does not intend to give notice of cumulative voting or to cumulate votes it may hold pursuant to the proxies solicited herein, unless the required notice by a shareholder is given in proper format at the meeting, in which instance Management intends to cumulatively vote all of the proxies held by it in favor of the nominees as set forth herein.

The shares represented by all properly executed proxies will be voted in accordance with the shareholder's directions. If the proxy card is properly executed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

                         PROPOSAL 1: ELECTION OF DIRECTORS
                         ---------------------------------

   The Company's bylaws provide for a board of five directors. Consequently, five directors are proposed to be elected at the Meeting, each to hold office until the next annual shareholders' meeting or until his successor is elected and qualified. Unless authority is withheld, or any nominee is unable or unwilling to serve, the persons named in the enclosed form of proxy will vote such proxy for the election of the nominees listed below. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy will be voted for a substitute selected by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

   The Board of Directors held three meetings during the fiscal year ended June 30, 1998. The meetings were attended by all of the incumbent directors.

   In September 1988, the Board of Directors appointed Patrick D. Reiley as an audit committee of one. The audit committee is to oversee the Company's accounting and financial reporting policies including recommendations to the Board of Directors regarding appointment of independent auditors, review with the independent auditors of the accounting principles and practices followed and the adequacy thereof, review annual audit and financial results, approve any material change in accounting principles, policies and procedures and to make recommendations to the Board of Directors with regard to any of the foregoing. The audit committee did not meet in the year ended June 30, 1998.

   The Compensation Committee, which is comprised of Mr. Elkan as its sole member, reviews and sets executive compensation and bonuses (except that Mr. Elkan's compensation is set by the outside members of the Board of Directors). The Compensation Committee did not meet in the fiscal year ended June 30, 1998. The Company does not maintain a Nominating Committee.

   The following table sets forth certain information about the Directors, each of whom are nominees, and executive officers of the Company:

                           Age on
                           Record    Present Position   Director
               Name         Date       with Company      since
       ------------------  ------    ----------------   --------
         Harold S. Elkan     55      Chairman of the     1983
                                          Board
                                        President

        Steven R. Whitman    45          Director        1989
                                     Chief Financial
                                         Officer
                                        Secretary

        Patrick D. Reiley    57          Director        1986
         James E. Crowley    51          Director        1989
      Robert A. MacNamara    50          Director        1989

   Harold S. Elkan has served as Chairman of the Board of Directors and President of the Company since November 1983. At that time, Andrew Bradley, Inc., of which Mr. Elkan is the sole shareholder, acquired 21,808,267 shares of the Company's common stock. For 10 years prior to his involvement with the Company, Mr. Elkan was the controlling principal of Elkan Realty & Investment Co., a commercial real estate brokerage firm located in St. Louis, Missouri, and the president of Brandy Properties, Inc., an owner and operator of commercial real estate.

   Steven R. Whitman has been a director and Assistant Secretary of the Company since 1989 and the Secretary since January 1995. He is a certified public accountant and has been the Chief Financial Officer of the Company since May 1987. Before joining the Company, Mr. Whitman practiced public accounting with the firm of Laventhol & Horwath, Certified Public Accountants, for five years, four of which were as a manager in the audit department.

   Patrick D. Reiley was the Chairman of the Board and Chief Executive Officer of Reico Insurance Brokers, Inc. (Reico) from 1980 until June 1995, when Reico ceased doing business. Reico was an insurance brokerage firm in San Diego, California. Mr. Reiley has been a principal of A.R.I.S., Inc., an international insurance brokerage company, since 1997.

   James E. Crowley has been an owner and operator of various automobile dealerships for the last twenty years. Mr. Crowley was President and controlling shareholder of Jamar Holdings, Ltd., doing business as San Diego Mitsubishi, from August 1988 to October 1994, President of Coast Nissan from 1992 to August 1996; and has been President of the Automotive Group since March 1994. The Automotive Group operates North County Ford, North County Jeep GMC, TAG Collision Repair, and Lake Elsinore Ford.

   Robert A. MacNamara had been employed by Daley Corporation, a California corporation, from 1978 through 1997, the last eleven years of which he served as Vice President of the Property Division. Daley Corporation is a residential and commercial real estate developer and a general contractor. Mr. MacNamara is currently an independent consultant to the real estate development industry.

   There are no understandings between any director or executive officer pursuant to which any director or executive officer was selected as a director or executive officer. There are no family relationships existing among any of the directors or executive officers of the Company.

Compensation
------------

   The following Summary Compensation Table shows the compensation paid for each of the last three fiscal years to the Chief Executive Officer of the Company and to the four most highly compensated executive officers of the Company whose total annual compensation for the fiscal year ended June 30, 1998, exceeded $100,000:
                             SUMMARY COMPENSATION TABLE
                                                     Long-term  All Other
  Name and                                             Compen-   Compen-
Principal Position   Year    Salary    Bonus    Other  sation    sation
------------------   ----   --------  -------   -----  -------  --------
Harold S. Elkan,     1998   $250,000  $   --    $ --   $  --    $  --
   President         1997    250,000      --      --      --       --
                     1996    250,000  100,000     --      --       --

Steven R. Whitman    1998    100,000      --      --      --       --
  Chief Financial    1997    100,000      --      --      --       --
    Officer          1996    100,000   40,000     --      --       --

   The Company has no Long-Term Compensation Plans. Although the Company provides some miscellaneous perquisites and other personal benefits to its executives, the amount of this compensation did not exceed the lesser of $50,000 or 10 percent of an executive's annual compensation.

   The Company hasn't issued any stock options or stock appreciation rights, nor does the Company maintain any long-term incentive plans or pension plans.

   The Company pays a $500 fee to each outside director for each director's meeting attended. The Company does not pay any other fees or compensation to its directors as compensation for their services as directors.

   The employment agreement for Harold S. Elkan (Elkan), the Company's President, expired in January 1998, however, the Company is continuing to honor the terms of the agreement until such time as the Compensation Committee can finish its review and propose a new contract. Pursuant to the expired employment agreement, Elkan is to receive a sum equal to twice his annual salary ($250,000 as of June 30, 1998) plus $50,000 if he is discharged by the Company without good cause, or the employment agreement is terminated as a result of a change in the Company's management or voting control. The agreement also provides for miscellaneous perquisites, which do not exceed either $50,000 or 10 percent of his annual salary. The Board of Directors has authorized that up to $625,000 of loans can be made to Harold S. Elkan at interest rates not to exceed 10 percent.

Compensation Committee Report
-----------------------------

     The Company's Board of Directors appointed Harold S. Elkan as a compensation committee of one to review and set compensation for all Company employees other than Harold S. Elkan. The Board of Directors, excluding Harold
S. Elkan and  Steven R.  Whitman,  set and  approve  compensation  for Harold S.
Elkan.

   The  objectives  of the  Company's  executive  compensation  program  are to:
attract, retain and motivate highly qualified personnel; and recognize and reward superior individual performance. These objectives are satisfied through the use of the combination of base salary and discretionary bonuses. The following items are considered in determining base salaries: experience, personal performance, responsibilities, and, when relevant, comparable salary information from outside the Company. Currently, the performance of the Company is not a factor in setting base salary compensation levels. Annual cash bonus payments are discretionary and would typically relate to subjective criteria concerning the performance of the executive and the Company. No cash bonuses were awarded in fiscal 1998.

     Outside members of Board of Directors approving the Compensation for Harold
S. Elkan are: Patrick D. Reiley, James E. Crowley, and Robert A. MacNamara.

   Directors' Compensation Committee for Other Employees: Harold S. Elkan

Performance Graph
-----------------

   The following graph compares the performance of $100 if invested in the Company's common stock (SAI) with the performance of $100 if invested in each of the Standard & Poors 500 Index (S&P 500) and the Standard & Poors Leisure Time Index (S&P LT). The Company had included American Recreation Centers, Inc.
(ARC), a company primarily operating in the bowling industry, in its performance graph in prior years. ARC was merged with AMF Bowling Centers, Inc. in April 1997 and ceased to be publicly traded.

   The performance graph provides information required by regulations of the Securities and Exchange Commission. However, the Company believes that this performance graph could be misleading if it is not understood that there is limited trading of the Company's stock.

   The performance is calculated by assuming $100 is invested at the beginning of the period (July 1993) in the Company's common stock at a price equal to its market value (the bid price). At the end of each fiscal year, the total value of the investment is computed by taking the number of shares owned multiplied by the market price of the shares at the end of each fiscal year.

            SCHEDULE OF COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                 Sports                S&P Leisure
                    Year Ended  Arenas,      S&P 500       Time
                                  Inc.
                    6/93            100         100         100
                    6/94            100         99          134
                    6/95            100         121         120
                    6/96            100         149         154
                    6/97            100         198         214
                    6/98            300         252         172

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth, as of November 12, 1998, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5 percent of its outstanding Common Stock, (ii) each of the Company's directors, and (iii) all directors and officers as a group. Except as noted below, to the best of the Company's knowledge, each of such persons has sole voting and investment power with respect to the shares beneficially owned.
                                                 Shares
                                              Beneficially      Percent of
                     Name and Address            Owned           Class
                ------------------------      ------------      ----------
                Harold S. Elkan                21,808,267 (a)      80.0%
                5230 Carroll Canyon Road
                San Diego, California

                All directors and officer      21,808,267          80.0%
                   as a group

     (a) These shares of stock are owned by Andrew Bradley, Inc., which is wholly-owned by Harold S. Elkan. Andrew Bradley, Inc. has pledged 10,900,000 of its shares of Sports Arenas, Inc., stock as collateral for its loan from Sports Arenas, Inc. See Note 3c of Notes to Consolidated Financial Statements.

Certain Relationships and Related Transactions
----------------------------------------------

The Company has $523,408 of unsecured loans outstanding to Harold S. Elkan, (President, Chief Executive Officer, Director and, through his wholly-owned corporation, Andrew Bradley, Inc., the majority shareholder of the Company) as of June 30, 1998 ($539,306 as of June 30, 1997). The balance at June 30, 1998 bears interest at 8 percent per annum and is due in monthly installments of interest only plus annual principal payments of $50,000 due on January 1, 1999-2000. The balance is due January 1, 2001. The largest amount outstanding during the year was $573,528 in October 1997.


In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is wholly-owned by Harold S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (11 percent at June 30, 1998) and to be added to the principal balance annually. At June 30, 1998, $1,126,197 of interest had been accrued ($909,396 as of June 30, 1997). The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES FOR
         ---------------------------------------------------------------
               DIRECTORS AS SET FORTH IN PROPOSAL 1 ON YOUR PROXY.
               ---------------------------------------------------

OTHER BUSINESS
--------------

   Management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote pursuant to the proxies in accordance with their judgment in such matters.


SHAREHOLDER PROPOSALS
---------------------

   To be eligible for inclusion in the Company's Proxy Statement for the annual meeting of the Company's shareholders expected to be held in December 1999, shareholder proposals must be received by the Company at its principal office at 5230 Carroll Canyon Road, Suite 310, San Diego, California 92121, prior to July 29, 1999, and must comply with all legal requirements for the inclusion of such proposals.

INDEPENDENT AUDITORS
--------------------

   The firm of KPMG Peat Marwick LLP served as the Company's independent auditors for fiscal 1998. A representative of KPMG Peat Marwick LLP is expected to be at the Meeting.

ANNUAL REPORT
-------------

   The Company's Annual Report for the fiscal year ended June 30, 1998, which includes the Company's financial statements, is attached hereto as Appendix A. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is made.

   The Company's annual report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission, will be provided without charge to any shareholder who requests it from the Company's secretary at the address given at the beginning of this Proxy Statement. The exhibits to that report will also be provided upon payment of costs of reproduction.


               By order of the Board of Directors


               Harold S. Elkan
               President

San Diego, California
November 23, 1998

                                                                   APPENDIX A







                                 SPORTS ARENAS, INC.
                               [A DELAWARE CORPORATION]



                                    ANNUAL REPORT
                           FISCAL YEAR ENDED JUNE 30, 1998

                                 SPORTS ARENAS, INC.
                               [A DELAWARE CORPORATION]



                                    ANNUAL REPORT
                           FISCAL YEAR ENDED JUNE 30, 1998



                               DESCRIPTION OF BUSINESS


                                       General

   Sports Arenas, Inc. (the "Company") was incorporated as a Delaware corporation in 1957. The Company, primarily through its subsidiaries, owns and operates two bowling centers, an apartment project (50% owned), one office building, a construction company (sold in January 1998), a graphite golf shaft manufacturer, and undeveloped land. The Company also performs a minor amount of services in property management and real estate brokerage related to commercial leasing. The Company has its principal executive office at 5230 Carroll Canyon Road, San Diego, California. The following is a summary of the revenues of each segment, excluding construction, stated as a percentage of total revenues for each of the last three years:
                                   1998      1997       1996
                                   ----      ----       ----
        Bowling                     74        79         92
        Real estate rental          13        13         6
        Real estate development     -          -         -
        Golf                        6          2         -
        Other                       7          6         2

                                     BOWLING
                                     -------
The Company's wholly owned subsidiary, Cabrillo Lanes, Inc. (the "Bowls"), operates two bowling centers containing 110 lanes in San Diego, California. These two centers were purchased in August 1993. On August 7, 1996, the Company's wholly owned subsidiary, Marietta Lanes, Inc. sold its three bowling centers (110 lanes) in Georgia for cash of $3,950,000 to AMF Bowling Centers, Inc. On May 7, 1996, Redbird Lanes, Ltd. (32 lanes), a 60 percent owned subsidiary of the Company, discontinued its operations and sold its equipment for a nominal amount in conjunction with Redbird Properties, Ltd.'s, a 69 percent owned subsidiary of the Company, sale of the land and building on May 31, 1996. Redbird Properties, Ltd. sold the real estate for cash of $2,800,000 to Walgreens Company. AMF Bowling Centers, Inc. and Walgreens Company are not affiliated with the Company and there are no continuing obligations of the Company related to either sale. Each of the bowling centers sold had been owned over five years. The Company has no plans to sell the remaining two bowling centers.

The bowling centers' operations include food and beverage facilities and coin operated video and other games. The revenues from these activities average 32 percent of total bowling related revenues. The bowling centers operate the food and beverage operations, which includes sale of beer, wine and mixed drinks, at all of its bowling centers. The Company receives a negotiated percentage of the gross revenues from the coin operated video games. The video game operations at the two California operations were operated by Sports Arenas, Inc. until December 15, 1996, when the video game operation was sold to an unaffiliated third party for $55,000. The Company now receives a percentage of the gross revenues from the video game operations as part of the concession contract. Both of the bowling centers include pro shops, which are leased to independent operators for nominal amounts. Both of the centers also have day care facilities, which are provided free of charge to the bowlers. Both of the bowling centers have automatic score-keeping and one of the remaining centers has a computerized cash control system.

On average, 40 percent of the games bowled are by bowling leagues that enter into league reservation agreements to use a specified number of lanes at a specified time and day for a specified period of weeks. On average, the league reservation agreements are for 35 weeks for the winter season (September through April) and 15 weeks for the summer season (May through August). League revenues for September through April average 75 percent of league revenues annually. Approximately 70 percent of all bowling related revenues are generated in the months of September through April.

The bowling industry faces substantial competition for the sports and recreation dollar. The Bowls compete with other bowling centers in their respective market areas, as well as other sports and recreational activities. Further competition is likely at any of the bowling centers any time a new center is constructed in the same market area. The Company continuously markets its league and open play through a combination of advertising, phone solicitation, direct mail, and a personal sales program.

At June 30, 1998, both bowling centers were licensed to sell alcoholic beverages. Licenses are generally renewable annually provided there are no violations of government regulations. The two bowling centers employ approximately 60 people.

                             REAL ESTATE DEVELOPMENT
                             -----------------------
The Company, through its subsidiaries has ownership interests in a 33 acre parcel and a 13 acre parcel of undeveloped land in Temecula, California (Riverside County).

In September 1994, Vail Ranch Limited Partnership (VRLP) was formed as a partnership between Old Vail Partners, L.P. (OVP), a subsidiary of the Company, and Landgrant Corporation (Landgrant) to develop a 32 acre parcel of land of which 27 acres was developable. Landgrant is not affiliated with the Company. VRLP completed construction of a shopping center on 10 acres of land in May 1997 and sold approximately 3.6 partially improved acres in the year ended June 30, 1997 and .59 partially improved acres during the year ended June 30, 1998 to unaffiliated purchasers for cash of $2,365,000 and $400,000, respectively. The cash proceeds from these sales were applied to reduce the construction loan balance. On January 2, 1998, VRLP sold the shopping center to Excel Realty Trust, Inc. (Excel) for $9,500,000 cash. On August 7, 1998, VRLP entered into a an operating agreement (Agreement) with ERT Development Corporation (ERT), an affiliate of Excel, to form Temecula Creek, LLC, a California limited liability company (TC). TC was formed for the purpose of developing, constructing and operating the remaining 13 acres of land as part of the community shopping center in Temecula, California. VRLP contributed the 13 acres of land to TC and TC assumed the balance of the assessment district obligation payable. For purposes of maintaining capital account balances in calculating distributions, VRLP's contribution, net of the liability assumed by TC, was valued at $2,000,000. ERT contributed $1,000,000 cash which was immediately distributed by TC to VRLP. VRLP, which is the managing member, and ERT are each 50 percent members. ERT also advanced approximately $220,000 to TC to reimburse VRLP for certain predevelopment costs incurred by VRLP for the 13 acres. The Agreement provides that ERT will advance funds over the next 12 months to fund predevelopment costs, other than property taxes and assessment district costs. Each member is required to advance 50 percent of the property taxes and assessment district costs as they become due (approximately $163,000 annually).

As of June 30, 1998, OVP owns a 33 acre parcel which was designated as commercially-zoned, however, the City of Temecula adopted a general development plan as a means of down-zoning the property to a lower use and, if successful, may significantly impair the value of the property. The Company is contesting this action.

The Company has not paid property taxes or annual payments for a county assessment district obligation for over six years related to 33 acres owned by OVP. On March 18, 1997, the County of Riverside (the County) sold a 7-acre parcel that had been owned by OVP at public-sale for delinquent property taxes totaling $22,770 and the buyer assumed the delinquent assessment district obligation of $171,672. The Company has no continuing obligation from this sale. The County attempted to sell the 33 acre parcel at public sale on March 18, 1997 for the defaulted property taxes and again on April 22, 1997 for the default under the assessment district obligation, however, the County was not able to obtain any bids to satisfy the obligations and the sale was not completed. The County did not attempt to sell the property at public sale in 1998.

The remaining 33 acres of land is located in an area of the City of Temecula that is planned for over 13,000 homes. There is a significant amount of other undeveloped commercially zoned land near the property. Therefore, in addition to the normal risks associated with development of unimproved land (government approvals, availability of financing, etc.), there is significant competition from the other property owners with commercially zoned land for prospective users of the land. The Company is evaluating alternatives regarding the 33 acres of land OVP owns. The alternatives include selling the land or obtaining a joint venture partner to supervise and provide funding for the development of the property. However, the Company does not believe either scenario is likely as long as the zoning of the property is disputed.

Downtown Properties, Inc. (Downtown), a wholly-owned subsidiary of the Company, owns undeveloped land in Missouri. The investment in this asset is not significant and Downtown has no immediate plans affecting this asset.

                          CoMMERCIAL REAL ESTATE RENTAL
                          -----------------------------

Real estate rental operations consist of one office building in the Sorrento Mesa area of San Diego, California, a sublessor interest in land leased to condominium owners in Palm Springs, California, and a 50 percent ownership interest in a 542 unit apartment project in San Diego, California.

Downtown Properties Development Corporation (DPDC), a wholly-owned subsidiary of the Company, owns a 36,000 square foot office building in the Sorrento Mesa area of San Diego, California. The building was originally acquired in 1984 by 5230, Ltd., which was 75 percent owned as a limited and general partner by Sports Arenas Properties, Inc. (SAPI), a wholly-owned subsidiary of the Company. DPDC acquired the building at a foreclosure sale in September 1992, after 5230, Ltd.'s unsuccessful attempts to re-negotiate the loan terms with the lender. The Company occupies approximately 14 percent of the office building, which is currently 96 percent occupied.

The following is a schedule of selected operating information over the last five years:
                          1998        1997        1996        1995        1994
                          ----        ----        ----        ----        ----
 Occupancy                 97%         98%         92%         93%         88%
 Average monthly
  rent/square foot        $.86        $.87        $.88        $.86        $.88
 Real property tax       $18,000     $17,000     $17,000     $17,000     $17,000
 Real Property tax rate   1.12%       1.12%       1.12%       1.12%       1.12%

DPDC is also the lessee of 15 acres of land in the Palm Springs, California area under a ground lease expiring in September 2043. The land is subleased to owners of condominium units which were constructed on the property in 1982. The development was originally planned by DPDC and then sold to another developer, but DPDC retained the rights to the sublease. The subleases also expire in September 2043. The master lease provides for the payment of 85 percent of the rents collected on the subleases as rent for the master lease.

UCVGP, Inc. and Sports Arenas Properties, Inc. (SAPI), wholly-owned subsidiaries of the Company, are a one percent managing general partner and a 49 percent limited partner, respectively, in UCV, L.P. (UCV), which owns an apartment project (University City Village) located in San Diego, California. University City Village contains 542 rental units and was acquired in August 1974. UCV employs approximately 30 persons. The following is a schedule of selected operating information over the last five years:

                          1998        1997        1996        1995        1994
                           ----        ----        ----        ----        ----
 Occupancy                  99%         98%         97%         94%         91%
 Average monthly
  rent/unit                $675        $662        $648        $644        $630
 Real property tax      $108,000    $107,000    $105,000    $104,000    $102,000
 Real Property tax rate   1.12%       1.12%       1.12%       1.12%       1.12%

                                  CONSTRUCTION
                                  ------------

The Company's former wholly-owned subsidiary, Ocean West Builders, Inc. (OWB), was a general contractor that primarily constructed tenant improvements for commercial real estate in the San Diego, California area. The Company originally became associated with OWB in 1988 when it formed a limited partnership with Michael J. Assof (Assof). The Company was the general partner and provided administrative services and a minimum amount of working capital. Assof was a 50 percent limited partner and provided the general contractors license. The Company's objective was to provide for a reliable source of general contracting work for its various business that were involved in real estate. In 1992 the limited partnership was liquidated and the assets and liabilities transferred to OWB, a wholly-owned subsidiary of the Company. Assof was the President of OWB and had a compensation agreement that essentially provided him with the same compensation as the previous limited partnership agreement. On January 1, 1998, the Company sold OWB to Assof for $66,678, which represents the Company's investment in OWB. The Company had determined that the minimal benefit of the results of operations exceeded the risks associated with general contracting.

                             GOLF SHAFT MANUFACTURER
                             -----------------------

On January 22, 1997, the Company purchased the assets of the Power Sports Group doing business as Penley Power Shaft (PPS) and formed Penley Sports, LLC (Penley) with the Company as a 90 percent managing member and Carter Penley as a 10 percent member. PPS was a manufacturer of graphite golf shafts that primarily sold its shafts to custom golf shops. PPS's sales had averaged approximately $375,000 over the previous two calendar years. PPS marketed its shafts in limited quantities through phone contact and trade magazine advertisements directed at golf shops. Although PPS's manufacturing process was not automated, it had developed a good reputation in the golf industry as a manufacturer of high performance golf shafts, in addition to maintaining relationships with the custom golf shops. Penley's plans are to market its products to golf club manufacturers and golf club component distributors. To compliment the program of marketing to higher volume purchasers, Penley purchased approximately $498,000 of equipment in the year ended June 30, 1997 to automate some of the production processes. Currently, Penley's sales continue to be to custom golf shops where the orders are for 2 to 10 shafts per order at prices averaging $18 per shaft. Penley has implemented an extensive program to market directly to the golf club manufacturers through the distribution of direct mail materials and videos and participation in several large golf shows during the year. Penley is principally using its internal sales staff in the marketing and sale of its shafts to manufacturers, distributors and golf shops. Penley is also promoting its shafts to professional golfers as a means of achieving acceptance with the club manufacturers as the golfers endorse the shafts. Management estimates it may take from another six to twelve months before it is successful in entering into a significant sales contract with a golf club manufacturer of distributor.

Penley has been successful in building a reputation as a leader in new shaft design and concepts. Penley has applied for several patents on shaft designs for which the patents are pending. Although Penley has developed several new products, no assurance can be given that they will meet with market acceptance or that Penley will be able to continue to design and manufacture additional new products.

The primary raw material used in all of Penley's graphite shafts is carbon fiber, which is combined with epoxy resin to produce sheets of graphite prepreg. Due to low production levels, Penley currently purchases most of its graphite prepreg from one supplier. There are numerous alternative suppliers of graphite prepreg. Although Management believes that it will be able to establish relationships with other graphite prepreg suppliers to ensure sufficient supplies of the material at competitive pricing as production increases, there can be no assurances the unforeseen difficulties will occur that could lead to an interruption and delays to Penley's production process.

Penley uses hazardous substances and generates hazardous waste in the ordinary course of its manufacturing of graphite golf shafts and other related products. Penley is subject to various federal, state, and local environmental laws and regulations, including those governing the use, discharge and disposal of hazardous materials. Management believes it is in substantial compliance with the applicable laws and regulations and to date has not incurred any liabilities under environmental laws and regulations nor has it received any notices of violations. However, there can be no assurance that environmental liabilities will not arise in the future which may affect Penley's business.

Penley is trying to enter a highly competitive environment among established golf club shaft manufacturers. Although Penley has made significant progress in establishing its reputation for technology, the unproven production capability of Penley is making it difficult to attract the golf club manufacturers as customers. Penley is currently evaluating alternatives to relocate the manufacturing facility to a larger facility and further automate the production process.

Penley currently has two patents pending and several copyrighted trademarks and logos. Although Management believes these items are of considerable value to the business and Penley will protect them to the fullest extent possible, Management does not believe these items are critical to Penley's ability to develop business with the golf club manufacturers.

Penley currently has approximately 30 full and part-time employees.

Due to Penley's low sales volume, there is currently no impact from the seasonality of sales (expected to be from April through September), no backlog of sales orders, or customer concentration.


MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS
------------------------------------------------------------------------

    (a) There is no recognized market for the Company's common stock except for limited or sporadic quotations, which may occur from time to time. The following table sets forth the high and low bid prices per share of the Company's common stock in the over-the-counter market, as reported on the OTC Bulletin Board, which is a market quotation service for market makers. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily reflect actual transactions in shares of the Company's common stock.

                                         1998           1997
                                     ------------   ------------
                                      High    Low    High   Low
                                     -----  -----   -----  -----
             First Quarter           $ .02  $ .02   $ .01  $ .01
             Second Quarter          $ .02  $ .02   $ .01  $ .01
             Third Quarter           $ .44  $ .02   $ .02  $ .02
             Fourth Quarter          $ .03  $ .03   $ .02  $ .02

     (b) The number of holders of record of the common stock of the Company as of September 30, 1998 is 4,345. The Company believes there are a significant number of beneficial owners of its common stock whose shares are held in "street name".

     (c) The Company has neither declared nor paid dividends on its common stock during the past ten years, nor does it have any intention of paying dividends in the foreseeable future.

SELECTED FINANCIAL DATA (NOT COVERED BY INDEPENDENT AUDITORS' REPORT)
---------------------------------------------------------------------

ITEM 6.  SELECTED  CONSOLIDATED  FINANCIAL  DATA  (NOT  COVERED  BY  INDEPENDENT
--------------------------------------------------------------------------------
           AUDITORS' REPORT)
           -----------------

                                                    Year Ended June 30,
                          --------------------------------------------------------------------------
                               1998           1997            1996            1995           1994
                          -----------     ----------    ------------    ------------    ------------
Revenues ..............   $ 3,813,751    $ 3,951,286    $  8,146,209    $  8,547,275    $  8,801,920
Loss from operations ..    (2,603,065)    (4,327,225)       (817,648)       (355,628)     (2,217,246)
Income (loss) from
  continuing operations
  operations ..........      (895,524)    (3,347,008)        517,311        (841,786)     (2,100,839)
Basic and diluted
  income (loss) per
  common share from
  continuing operations       (.03)          (.12)            .02            (.03)           (.08)
Total assets ..........     9,448,653      9,933,755      16,445,081      15,308,441      13,673,871
Long-term debt,
  excluding current
  portion .............     3,287,783      4,061,987       4,387,259       6,803,635       7,401,805

See Notes 4c, 6c, and 12 of Notes to Consolidated Financial Statements regarding disposition of business operations and material uncertainties.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     ---------------------------------------
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

                         LIQUIDITY AND CAPITAL RESOURCES

Excluding the balance of the assessment-district-obligation-in-default and property taxes in default related to the same property which are included in current liabilities, the Company has working capital of $988,166 at June 30, 1998, which is a $1,272,904 increase from the similarly calculated working capital deficit of $284,738 at June 30, 1997. Working capital increased primarily from $4,258,511 of distributions received from investees and the payment of notes receivable totaling $768,108. These sources of funds were offset by $450,000 paid to the limited partner in OVP and the $3,897,000 of cash used by operations after capital expenditures and debt service.

The Company has been unable to generate sufficient cash flow from operating activities to meet scheduled principal payments on long-term debt and capital replacement needs during the last three years. It has used its share of distributions from investees and proceeds from real estate and bowling center sales to fund these deficits. The Company estimates that its current working capital is sufficient to fund additional operating cash flow deficits until the operations of the golf shaft manufacturer become sufficient to generate cash flow from operations.

The cash provided (used) before changes in assets and liabilities segregated by business segments was as follows:

                                                     1998           1997           1996
                                                -----------    -----------    -----------
Bowling .....................................   $  (173,000)   $   (87,000)   $   (51,000)
Rental ......................................       164,000        185,000        170,000
Golf ........................................    (2,027,000)      (574,000)          --
Development .................................      (164,000)      (206,000)      (300,000)
General corporate expense and other .........      (166,000)      (171,000)      (425,000)
                                                -----------    -----------    -----------
Cash provided (used) by continuing operations    (2,366,000)      (853,000)      (606,000)

Capital expenditures, net of financing ......      (322,000)      (314,000)       (49,000)
Discontinued operations .....................       (24,000)       (12,000)        58,000
Acquisition of golf shaft manufacturer ......          --         (172,000)          --
Principal payments on long-term debt ........      (935,000)    (1,392,000)      (755,000)
                                                -----------    -----------    -----------
Cash used ...................................   $(3,647,000)   $(2,743,000)   $(1,352,000)
                                                ===========    ===========    ===========

Distributions received from investees .......   $ 4,259,000    $   581,000    $   320,000
                                                ===========    ===========    ===========
Proceeds from sale of assets ................   $    57,000    $ 2,086,000    $ 1,836,000
                                                ===========    ===========    ===========

Other than the $2,000,000 distribution received in May 1998 from the proceeds of UCV's refinancing of long term debt, the cash distributions the Company received from UCV during the last three years were the Company's proportionate share of distributions from UCV's results of operations. The investment in UCV is classified as a liability because the cumulative distributions received from UCV exceed the sum of the Company's initial investment and the cumulative equity in income of UCV by $12,280,101 at June 30, 1998. Although this amount is presented in the liability section of the balance sheet, the Company has no liability to repay the distributions in excess of basis in UCV. The Company estimates that the current market value of the assets of UCV (primarily apartments) exceeds its liabilities by $15,000,000-$18,000,000. In May 1998, UCV refinanced the existing $19,833,500 note payable with a $25,000,000 note payable due in May 2001. Due to a decrease in the interest rate, the monthly debt service for the new loan is approximately the same as the old loan. UCV is currently evaluating the feasibility of redeveloping the apartment project from 542 units to approximately 1,100 units.

At June 30, 1998, the Company owned a 50 percent limited partnership interest in Vail Ranch Limited Partnership (VRLP), which was formed to develop 32 acres of land (of which 27 is developable) into a commercial shopping center. VRLP obtained construction financing in July 1996 and completed development of the first phase (14 acres) of the shopping center in May 1997. On January 2, 1998 VRLP sold the completed portion of the development (14 acres) for $9,500,000 to Excel, which resulted in cash proceeds of approximately $2,929,000. VRLP used these proceeds for distributions to partners of which the Company received $1,772,511. On August 7, 1998 VRLP contributed the remaining undeveloped land to a limited liability company, the other member of which is ERT Development Corporation (an affiliate of Excel Realty) and received a cash distribution of $1,220,000. VRLP used these proceeds for distributions to its partners of which the Company received an additional $575,600 in August 1998. The Company estimates that the value of the Company's 50 percent interest in VRLP at June 30, 1998 is approximately $1,000,000 to $1,500,000.

As described in Note 4c of the Notes to Consolidated Financial Statements, OVP is delinquent in the payment of special assessment district obligations and property taxes on 33 acres of undeveloped land. The annual obligation for the assessment district is approximately $144,000. The County of Riverside obtained judgments for the default in the delinquent assessment district payments. The County attempted to sell the 33 acre parcel at public sale on March 18, 1997 for the defaulted property taxes and again on April 22, 1997 for the default under the assessment district obligation, however, the County was not able to obtain any bids to satisfy the obligations and the sale was not completed. The County did not attempt to sell the property in 1998. The amounts due to cure the judgment for the default under the Assessment District obligation on the 33 acre parcel at June 30, 1998 was approximately $1,159,000 ($890,000 for both parcels at June 30, 1997). The principal balance of the allocated portion of the bonds ($1,384,153 as of June 30, 1998 and 1997), and delinquent interest and penalties ($935,673 as of June 30, 1998 and $713,829 as of June 30, 1997) are classified as "Assessment district obligation- in default" in the consolidated balance sheet. In addition, accrued property taxes in the consolidated balance sheet include $487,728 of delinquent property taxes and late fees as of June 30, 1998 ($399,140 as of June 30, 1997). If the County of Riverside again attempts a public sale of the 33 acre parcel and the judgments are not satisfied prior to the sale, OVP could lose title to the property and the property may not be subject to redemption. The Company estimates the value of this land is approximately $3,000,000 to $5,000,000 if the property was zoned "commercial".

However, the City of Temecula has adopted a general development plan as a means of down-zoning the property to a lower use and, if successful, may significantly impair the value of the property. The Company is contesting this action (see
Item 3. Legal Proceedings (a) for description). As a result of the judgment and the down-zoning of the property, the recoverability of the remaining $1,384,014 carrying value of this property is uncertain.

The Company is expecting a $1,300,000 cash flow deficit in 1998 from operating activities after estimated distributions from UCV operations ($560,000) and VRLP ($576,000) and estimated capital expenditures ($460,000) and scheduled principal payments on long-term debt. The Company's $1,416,460 of cash as of June 30, 1998 will be sufficient to fund this estimated cash flow deficit.

                          NEW ACCOUNTING PRONOUNCEMENTS
                          -----------------------------
In June 1997, The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) and No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. SFAS 131 establishes standards for the manner in which public business enterprises report information about operating segments and also establishes standards for related disclosures about products and services, geographic areas, and major customers. These statements are effective for the years beginning after December 15, 1997. The Company does not expect that the adoption of SFAS 130 and 131 will result in disclosures that will be materially different from those presently included in its financial statements.

                              YEAR 2000 COMPLIANCE
                              --------------------
The Company has a program to identify, evaluate and implement changes to its computer systems as necessary to address the Year 2000 issue. The program is broken down into three separate categories: computer systems, embedded technologies, and third party relationships.

   Computer systems- This category consists primarily of the Company's software and hardware for its accounting system. The Company is in the process of evaluating its existing desktop computers and software systems. Based upon an initial evaluation as well as representations from some of the software suppliers, the management's best estimate is that, other than software and equipment upgrades made in the normal course of business, it will not incur any significant expenses to become fully Year 2000 compliant.

   Embedded   Technologies-  This  category  includes  company  owned  or  lease equipment with microprocessors or microcontrollers. This type of equipment principally consists of phone equipment, automatic scorekeepers and cash registers at the bowling centers, and manufacturing equipment at the golf shaft manufacturer. Based upon an initial evaluation as well as representations from some of the equipment suppliers, the management's best estimate is that, other than acquiring a software upgrade for the automatic scorekeeping equipment, the price of which has not yet been determined, it will not incur any significant expenses to become fully Year 2000 compliant.

   Third Party Relationships- This category includes critical relationships with vendors such as graphite manufacturers in the golf shaft segment, and providers of local utilities (water and electricity). The Company will implement a program of initiating discussions with these types of suppliers in the beginning of calendar year 1999. There can be no guarantee that the systems of other companies that support the Company's operations will be timely converted or that a failure by these companies to correct their Year 2000 problems would not have a material adverse effect on the Company. At the present time, the Company does not have a contingency plan in place in the event of a Year 2000 failure at one of the Company's significant suppliers. However, the Company plans to create a contingency plan in the calendar year 1999.

If the steps taken by the Company and its vendors to be Year 2000 compliant are not successful, the Company could experience various operational difficulties. These could include, among other things, processing transactions to an incorrect accounting period, difficulties in posting general ledger interfaces and lapse of certain services by vendors to the Company's operations. If the Company's plan to install new systems which effectively address the Year 2000 issue is not successfully or timely implemented, the Company may need to devote more resources to the process and additional costs may be incurred. The Company believes that the Year 2000 issue is being appropriately addressed by the Company and its critical vendors and does not expect the Year 2000 issue to have a material adverse impact on the financial position, results of operations or cash flows of the Company in future periods. However, should the remaining review of the Company's Year 2000 risks reveal potentially non-compliant computer systems or material third parties, contingency plans will be developed at that time.

              "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES
              ----------------------------------------------------
                         LITIGATION REFORM ACT OF 1995
                         -----------------------------

With the exception of historical information (information relating to the Company's financial condition and results of operations at historical dates or for historical periods), the matters discussed in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements that necessarily are based on certain assumptions and are subject to certain risks and uncertainties. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations, the Business Risks described in Item 1 of this Report on Form 10-K and elsewhere in the Company's filings with the Securities and Exchange Commission.

                              RESULTS OF OPERATIONS
                              ---------------------

The discussion of Results of Operations is primarily by the Company's business segments. The analysis is partially based on a comparison of and should be read in conjunction with the business segment operating information in Note 11 to the Consolidated Financial Statements. The following is a summary of the changes to the components of the segments in the years ended June 30, 1998 and 1997:

                                               Real Estate  Real Estate                  Unallocated
                                    Bowling     Operation   Development        Golf       And Other       Totals
                                 -----------   ----------   -----------    ----------    -----------   -----------
Year Ended June 30, 1998
------------------------
Revenues ....................   $  (303,154)   $  (7,447)         --      $   174,376    $   3,720    $  (132,505)
Costs .......................      (226,467)      12,103       (15,397)       605,287         --          375,526
SG&A-direct .................        31,521         --            --          944,412       (2,077)       973,856
SG&A-allocated ..............         8,820        3,000          --           54,000      (38,820)        27,000
Depreciation and amortization      (218,949)       5,097          --           78,207       14,114       (121,531)
Impairment losses ...........      (234,248)        --      (1,929,000)          --           --       (2,163,248)
Interest expense ............       (38,831)      (1,408)      (13,159)        23,232        8,157        (22,009)
Equity in investees .........          --         41,643     1,580,846           --           --        1,622,489
Gain (loss) on disposition ..    (1,154,514)        --         468,268           --        716,025         29,779
Segment profit (loss) .......      (779,514)      15,404     4,006,670     (1,530,762)     738,371      2,450,169
Investment income ...........          --           --            --             --           --            1,315
Net loss from continuing
  operations ................          --           --            --             --           --        2,451,484

Year Ended June 30, 1997
------------------------
Revenues ....................   $(4,338,818)   $   5,288          --      $    67,260    $  72,377    $(4,193,893)
Costs .......................    (2,618,182)     (10,062)      (13,552)       171,493         --       (2,470,303)
SG&A-direct .................    (1,169,393)        --            --          344,772     (152,308)      (976,929)
SG&A-allocated ..............      (200,032)       2,000          --          118,000       50,032        (30,000)
Depreciation and amortization      (317,814)      (2,874)         --            1,017        1,071       (318,600)
Impairment losses ...........       234,248         --       2,409,000           --           --        2,643,248
Interest expense ............      (321,534)      (1,139)       (4,989)         6,494      (46,939)      (368,107)
Equity in investees .........          --        197,028      (130,510)          --           --           66,518
Reversal of accrued liability          --           --        (769,621)          --           --         (769,621)
Gain (loss) on disposition ..        52,288         --        (588,669)          --        (21,422)      (557,803)
Segment profit (loss) .......       106,177      214,391    (3,879,259)      (574,516)     199,099     (3,934,108)
Investment income ...........          --           --            --             --           --           69,789
Net loss from continuing
  operations ................          --           --            --             --           --       (3,864,319)


BOWLING OPERATIONS:
-------------------
                                      1998 vs. 1997
                                      -------------

The following is a summary of the changes to the components of the loss from operations of the bowling segment during the year ended June 30, 1998 compared to 1997:

                                       Sale of    San Diego   Combined
                                     Bowls- 1997    Bowls    Incr.(Decr.)
                                    ----------   ---------  ----------
Revenues .........................   (374,000)     71,000    (303,000)
Bowl costs .......................   (273,000)     47,000    (226,000)
Selling, general & administrative:
  Direct .........................     29,000       2,000      31,000
  Allocated ......................    (26,000)     35,000       9,000
Depreciation .....................    (19,000)   (200,000)   (219,000)
Impairment loss ..................    (35,000)   (199,000)   (234,000)
Interest expense .................    (26,000)    (13,000)    (39,000)
Segment  profit  (loss)  before
  gain on sale ...................    (24,000)    399,000     375,000

The 3 percent increase in revenues of the San Diego bowls was primarily attributable to a 13 percent increase in revenues from open play ($76,000) and a 10 percent increase in snack bar revenues ($40,000). These increases were partially offset by a 2 percent decrease in revenues from league play ($22,000) and a 4 percent decrease in bar sales ($10,000). The $47,000 increase in bowl costs represents a 2 percent increase and was primarily attributable to a 10 percent increase in food and beverage costs ($39,000). Allocated SG&A costs increased by $35,000 due to the disposition of the other bowling centers in May and August of 1996 resulting in higher corporate overhead costs allocated per business location. Depreciation expense decreased by $200,000 because most property and equipment became fully depreciated in 1998. Interest expense related to the San Diego bowls decreased by $13,000 due to the declining principal balances of long-term debt. The Company does not anticipate any further declines in bowl revenues.

                                      1997 vs. 1996
                                      -------------

On August 7, 1996, the Company sold its three bowling centers located in Georgia for $3,950,000, which resulted in a $1,099,514 gain. In May 1996 the Company also sold the Redbird Lanes real estate and ceased operations of the bowling center. The Company has two bowling centers remaining that are located in San Diego, California. On December 15, 1996, the Company sold the video game operations that were located in the two San Diego bowling centers, which resulted in a $55,000 gain. The Company has no plans to sell the two remaining bowling centers.

The following is a summary of the changes to the components of the loss from operations of the bowling segment during the year ended June 30, 1997 compared to 1996:

                         Georgia       Redbird       Video    San Diego    Combined
                          Bowls         Lanes        Games      Bowls     Incr.(decr)
                        ---------     ---------    -------     -------    ----------
Revenues ...........   (3,120,000)   (1,155,000)   (48,000)    (16,000)   (4,339,000)
Bowl costs .........   (1,904,000)     (699,000)   (49,000)     34,000    (2,618,000)
Selling, general
 & administrative:
  Direct ...........     (777,000)     (304,000)      --       (88,000)   (1,169,000)
  Allocated ........     (186,000)      (58,000)      --        44,000      (200,000)
Depreciation .......     (204,000)      (80,000)   (38,000)      4,000      (318,000)
Impairment loss ....         --            --       35,000     199,000       234,000
Interest expense....     (168,000)     (123,000)    (4,000)    (39,000)     (334,000)
Segment  profit
 before gain on sale      119,000       109,000      8,000    (170,000)       66,000

Although the revenues of the San Diego bowls only decreased by 1 percent in 1997, revenues from league bowling declined 10 percent ($111,000) due to a 10 percent decrease in the league games bowled. This decrease was partially offset by an increase in revenues from open play ($40,000 or 7 percent), shoe rentals ($36,000 or 27 percent), and other activities ($19,000). The increase in open play relates to a 6 percent increase in the games bowled and a 1 percent increase in the average price per game. The $34,000 increase in bowl costs represents a 2 percent increase. The $88,000 decrease in selling, general and administrative (SG&A) costs primarily relates to decreases of $63,000 in marketing and promotion expenses and $23,000 in administrative payroll. The decrease in marketing and promotion expenses primarily relates to the discontinuance of the Company's Premiere Pin Club frequent bowler program in 1996. Allocated SG&A costs increased by $44,000 due to the disposition of the other bowling centers in May and August of 1996. Interest expense related to the San Diego bowls decreased by $39,000 due to the declining principal balances of long-term debt. The Company does not anticipate any further declines in bowl revenues.

The Company recorded an impairment loss regarding one of the two San Diego bowling centers in 1997 related to the continued operating losses of the bowling center. The Company believes the problems with this center are primarily associated with the decline of the surrounding shopping center, which is essentially 80 percent vacant. The performance of this bowling center is not likely to improve until the shopping center is redeveloped. Although the owners of the shopping center are having discussions with several companies interested in purchasing and redeveloping the shopping center, there are currently no plans for redevelopment.

CONSTRUCTION OPERATIONS
-----------------------
On January 1, 1998 the Company sold the stock it owned in Ocean West Builders, Inc. (OWB) to Michael Assof, OWB's president. The sale price of $66,678 equaled the balance of the Company's investment in OWB, therefore, there was no gain or loss recognized on the transaction. The results of operations of OWB have been reclassified to "income (loss) from discontinued operations.

RENTAL OPERATIONS
-----------------
There were no significant changes to the rental segment in 1998 or 1997 other than the increases in the equity in income of UCV, LP of $41,643 in 1998 and $197,028 in 1997.

The vacancy rate for the office building was 8%, 2% and 3% for 1996, 1997 and 1998, respectively. The average monthly rent per square foot was $.88, $.87, and $.86 for 1996, 1997 and 1998, respectively. The Company is currently leasing space to new tenants and renewing existing leases at monthly rates ranging from $1.10-$1.25 per square foot.

The following is a summary of the changes in the operations of UCV, LP in 1998 and 1997 compared to the previous years:

                                                   1998          1997
                                              ---------     ---------
          Revenues .......................    $ 137,000     $ 184,000
          Costs ..........................       90,000       (36,000)
          Redevelopment planning costs ...      (18,000)     (162,000)
          Depreciation ...................      (18,000)         --
          Interest and  amortization
            of loan costs ................         --         (12,000)
          Net income .....................       83,000       394,000

Vacancy rates at UCV have averaged 3.1%, 1.8% and 1.1% in 1996, 1997 and 1998, respectively. The increase in revenues is primarily due to increases to the average rent rates of 2% in 1997 and 1998. In 1996 UCV wrote-off $186,000 of redevelopment planning costs incurred in 1996 and 1995 related to a plan for redevelopment that was abandoned.

REAL ESTATE DEVELOPMENT:
------------------------
The real estate development segment consists primarily of OVP's operations related to undeveloped land in Temecula, California, and an investment in VRLP. Development costs consist primarily of legal expenses ($67,000 in 1998, $80,000 in 1997, and $120,000 in 1996) related to the litigation regarding the effective down-zoning of the 33 acres of land and property taxes ($89,000 in 1998, $85,000 in 1997, and $62,000 in 1996). Development interest primarily represents the interest portion of the assessment district payments due each year and the interest accrued on the delinquent payments.

The following is a summary of the changes in the operations of VRLP in 1998 and 1997 compared to the previous years:

                                                    1998         1997
                                              ----------   ----------
          Revenues ........................   $  513,000   $  127,000
          Gain on sale ....................    3,047,000       60,000
          Operating expenses ..............      252,000      185,000
          Depreciation and amortization ...      145,000      108,000
          Interest ........................      109,000      185,000
          Net income (loss) ...............    3,054,000     (291,000)

During the year ended June 30, 1997, VRLP completed construction of a shopping center on 10 acres of land in May 1997 and sold approximately 3.6 acres of land. During the year ended June 30, 1998, VRLP sold the completed shopping center for $9,500,000 and an additional .59 acres of land. As a result, the operating results only reflect shopping center operations for two months in 1997 and six months in 1998. The remaining 13 acres of undeveloped land were contributed to a limited liability company in August 1998. The agreement provides that the other member will advance funds over the next 12 months to fund predevelopment expenses and obtain financing for the eventual development. However, each of the members is required to advance funds equal to 50 percent of the annual property taxes and assessments ($163,000 annually) until development commences.

The Company recorded a $480,000 provision for impairment loss in the year ended June 30, 1998 to reduce the carrying value of the Company's investment in VRLP at June 30, 1998 to reflect the estimated distributions the Company will receive from VRLP. The Company recorded a $2,409,000 provision for impairment loss at June 30, 1997 on the 33-acre parcel related to the City of Temecula's effective down-zoning of the property.

A subsidiary of the Company accrued amounts in prior years related to a loss contingency which were reversed in 1996 as the loss contingency was no longer considered probable.

GOLF SHAFT MANUFACTURING:
-------------------------
Sales during the years 1998 and 1997 were insignificant because Penley has not yet developed sales with golf club manufacturers or distributors. The sales were principally to custom golf shops. Operating expenses of the golf segment consisted of the following in 1998 and 1997:

                                        1998       1997
                                    ----------   --------
     Costs  of sales  and
       manufacturing overhead ...   $  643,000   $ 97,000
     Research and development ...      134,000     75,000
                                    ----------   --------
        Total golf costs ........      777,000    172,000
                                    ==========   ========

     Marketing and promotion ....    1,151,000    206,000
     Administrative costs- direct      138,000    139,000
                                    ----------   --------
       Total SG&A-direct ........    1,289,000    345,000
                                    ==========   ========

The Company expects that it will be another six to twelve months before Penley is able to develop sales with these types of customers.

UNALLOCATED AND OTHER:
----------------------

Revenues increased by $72,000 in 1997 due to a $47,000 increase in brokerage commissions earned in 1997.

Unallocated SG&A and Other SG&A decreased by $41,000 in 1998 and $102,000 in 1997. The primary reason for the decrease in 1997 related to discretionary bonuses of $140,000 awarded in 1996 that were not awarded in 1997 or 1998. This decrease in 1997 was partially offset by a $50,000 reduction in the allocation of corporate expenses to segments due to the sale of the bowling centers in May and August of 1996.

Interest expense declined by $47,000 in 1997 due to the reduction of the outstanding principal balances of long-term debt and that there were no draws on the Company's line of credit during the year.

Investment income increased by $70,000 in 1997 due to the investment of cash balances in excess of working capital needs that were generated by the proceeds from the sale of assets in May and August of 1996.

In 1998, the Company recognized a deferred gain of $716,025 related to the sale of two bowling centers in 1989 because it collected the balance of a note receivable from the sale.

                  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
                  --------------------------------------------------

   The following were directors and executive officers of the Company during the year ended June 30, 1996. All present directors will hold office until the election of their respective successors. All executive officers are to be elected annually by the Board of Directors.

        Directors and Officers  Age   Position and Tenure with Company
        ----------------------  ---   --------------------------------
        Harold S. Elkan.......  55    Director since November 7, 1983;
                                        President since November 11, 1983

        Steven R. Whitman.....  45    Chief Financial Officer and Treasurer
                                       since May 1987;Director and Assistant
                                       Secretary since August 1, 1989
                                        Secretary since January 1995

        Patrick D. Reiley.....  57    Director since August 21, 1986

        James E. Crowley......  51    Director since January 10, 1989

        Robert A. MacNamara...  50    Director since January 9, 1989

There are no understandings between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer.

                                 Business Experience
                                 -------------------

Harold S. Elkan has been employed as the President and Chief Executive Officer of the Company since 1983. For the preceding ten years he was a principal of Elkan Realty and Investment Co., a commercial real estate brokerage firm, and was also President of Brandy Properties, Inc., an owner and operator of commercial real estate.

Steven R. Whitman has been employed as the Chief Financial Officer and Treasurer since May 1987. For the preceding five years he was employed by Laventhol & Horwath, CPAs, the last four of which were as a manager in the audit department.

Patrick D. Reiley was the Chairman of the Board and Chief  Executive  Officer of
   Reico Insurance Brokers, Inc. (Reico) from 1980 until June 1995, when Reico ceased doing business. Reico was an insurance brokerage firm in San Diego, California. Mr. Reiley has been a principal of A.R.I.S., Inc., an international insurance brokerage company, since 1997.

James E. Crowley has been an owner and operator of various automobile dealerships for the last twenty years. Mr. Crowley was President and controlling shareholder of Jamar Holdings, Ltd., doing business as San Diego Mitsubishi, from August 1988 to October 1994, President of Coast Nissan from 1992 to August 1996; and has been President of the Automotive Group since March 1994. The Automotive Group operates North County Ford, North County Jeep GMC, TAG Collision Repair, and Lake Elsinore Ford.

Robert A.  MacNamara  had been  employed  by  Daley  Corporation,  a  California corporation, from 1978 through 1997, the last eleven years of which he served as Vice President of the Property Division. Daley Corporation is a residential and commercial real estate developer and a general contractor. Mr. MacNamara is currently an independent consultant to the real estate development industry.

                            SPORTS ARENAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS - JUNE 30, 1998 AND 1997

                                           ASSETS

                                                                 1998           1997
                                                                 ----           ----
Current assets:
   Cash and cash equivalents .............................   $ 1,416,460    $   821,513
   Current portion of notes receivable ...................        12,105         25,000
   Current portion of notes receivable-affiliate (Note 3b)        50,000         50,000
   Other receivables .....................................       166,427         68,244
   Inventories (Note 2)...................................       302,595         89,118
   Prepaid expenses ......................................       246,135        124,306
   Current assets of discontinued operation (Note 12d) ...          --          431,199
                                                             -----------    -----------
      Total current assets ...............................     2,193,722      1,609,380
                                                             -----------    -----------

Receivables due after one year:
   Note receivable (Note 3a) .............................          --          728,838
   Less deferred gain (Note 3a) ..........................          --         (716,025)
   Note receivable- Affiliate (Note 3b) ..................       523,408        539,306
   Note receivable- Other, net (Note 3d) .................        12,105         35,477
                                                             -----------    -----------
                                                                 535,513        587,596
   Less current portion ..................................       (62,105)       (75,000)
                                                             -----------    -----------
                                                                 473,408        512,596
                                                             -----------    -----------
Property and equipment, at cost (Notes 7 and 10):
   Land ..................................................       678,000        678,000
   Buildings .............................................     2,461,327      2,461,327
   Equipment and leasehold and tenant improvements .......     1,997,192      1,752,244
                                                             -----------    -----------
                                                               5,136,519      4,891,571
      Less accumulated depreciation and amortization .....    (1,654,521)    (1,291,861)
                                                             -----------    -----------
       Net property and equipment ........................     3,481,998      3,599,710
                                                             -----------    -----------

Other assets:
   Undeveloped land, at cost (Notes 4 and 6c) ............     1,665,643      1,665,643
   Intangible assets, net (Note 5) .......................       315,015        447,608
   Investments (Note 6) ..................................     1,209,944      2,012,119
   Other assets ..........................................       108,923         86,699
                                                             -----------    -----------
                                                               3,299,525      4,212,069
                                                             -----------    -----------

                                                             $ 9,448,653    $ 9,933,755
                                                             ===========    ===========

                            SPORTS ARENAS, INC. AND SUBSIDIARIES
              CONSOLIDATED BALANCE SHEETS - JUNE 30, 1998 AND 1997 (CONTINUED)

                           LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                                  1998            1997
                                                                  ----            ----

Current liabilities:
   Assessment district obligation-in-default (Note 4c) ..   $  2,319,826    $  2,097,982
   Current portion of long-term debt (Note 7a) ..........        347,000         481,000
   Notes payable, short-term (Note 7d) ..................           --           250,000
   Accounts payable .....................................        577,847         412,510
   Accrued payroll and related expenses .................        108,497          76,087
   Accrued property taxes, in default (Note 4c) .........        478,665         408,784
   Accrued interest .....................................         28,581          29,353
   Accrued frequent bowler program expense ..............           --            60,239
   Other liabilities ....................................        152,694         147,324
   Current liabilities of discontinued
      operation (Note 12d) ..............................           --           365,837
                                                            ------------    ------------
      Total current liabilities .........................      4,013,110       4,329,116
                                                            ------------    ------------

Long-term debt, excluding current portion (Note 7) ......      3,287,783       4,061,987
                                                            ------------    ------------


Distributions received in excess of basis in
  investment (Notes 6a and 6b) ..........................     12,280,101      10,083,802
                                                            ------------    ------------

Tenant security deposits ................................         25,951          27,847
                                                            ------------    ------------

Minority interest in consolidated subsidiary (Note 6c) ..      1,762,677       2,212,677
                                                            ------------    ------------

Commitments and contingencies (Notes 4a, 4c, 5a, 6c,
    8 and 10)

Shareholders' deficit:
   Common stock, $.01 par value, 50,000,000 shares
     authorized, 27,250,000 shares issued and outstanding        272,500         272,500
   Additional paid-in capital ...........................      1,730,049       1,730,049
   Accumulated deficit ..................................    (11,736,312)    (10,813,818)
                                                            ------------    ------------
                                                              (9,733,763)     (8,811,269)
   Less note receivable from shareholder (Note 3c) ......     (2,187,206)     (1,970,405)
                                                            ------------    ------------
     Total shareholders' deficit ........................    (11,920,969)    (10,781,674)
                                                            ------------    ------------

                                                            $  9,448,653    $  9,933,755
                                                            ============    ============











               See accompanying notes to consolidated financial statements.

                             SPORTS ARENAS, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                                           1998           1997           1996
                                                           ----           ----           ----
Revenues:
   Bowling .........................................   $ 2,810,862    $ 3,114,016    $ 7,452,834
   Rental ..........................................       500,785        513,262        509,004
   Golf ............................................       241,636         67,260           --
   Other ...........................................       146,713        144,920         76,138
   Other-related party (Note 6b) ...................       113,755        111,828        108,233
                                                       -----------    -----------    -----------
                                                         3,813,751      3,951,286      8,146,209
                                                       -----------    -----------    -----------
Costs and expenses:
   Bowling .........................................     1,997,237      2,223,704      4,841,886
   Rental ..........................................       251,395        239,292        249,354
   Golf ............................................       776,780        171,493           --
   Development .....................................       156,742        172,139        185,691
   Selling, general, and administrative ............     2,695,677      1,699,851      2,707,810
   Depreciation and amortization ...................       538,985        660,516        979,116
   Loss on disposition of undeveloped
    land (Note 4c) .................................          --          468,268           --
   Provision for impairment
    losses (Notes 3d, 4c and 5c) ...................          --        2,643,248           --
                                                       -----------    -----------    -----------
                                                         6,416,816      8,278,511      8,963,857
                                                       -----------    -----------    -----------
Loss from operations ...............................    (2,603,065)    (4,327,225)      (817,648)
                                                       -----------    -----------    -----------

Other income (expenses):
   Investment income:
     Related party (Notes 3b and 3c) ...............       259,936        234,650        222,556
     Other .........................................       112,141        136,112         78,417
   Interest expense related to development
     activities ....................................      (221,844)      (234,790)      (239,190)
   Interest expense and amortization of finance
     costs .........................................      (472,174)      (481,237)      (844,944)
   Equity in income of investees (Note 6) ..........     1,793,457        170,968        104,450
   Provision for impairment
     loss-investee (Note 6c) .......................      (480,000)          --             --
   Recognition of deferred gain (Note 3a) ..........       716,025           --           21,422
   Gain on sale of undeveloped land (Note 4b) ......          --             --          120,401
   Gain on sale of bowling centers and
     other assets (Notes 6d and 12) ................          --        1,154,514      1,658,463
   Minority interest in income of consolidated
     subsidiary  (Note 6d) .........................          --             --         (556,237)
   Reversal of accrued liability (Note 8c) .........          --             --          769,621
                                                       -----------    -----------    -----------
                                                         1,707,541        980,217      1,334,959
                                                       -----------    -----------    -----------

Income (loss) from continuing operations ...........      (895,524)    (3,347,008)       517,311

Net income (loss) from discontinued
 operations (Note 12d) .............................       (26,970)       (18,401)        51,553
                                                       -----------    -----------    -----------

Net income (loss) ..................................   ($  922,494)   ($3,365,409)   $   568,864
                                                       ===========    ===========    ===========


Basic and diluted net income (loss) per common share
   from continuing operations ......................     ($ 0.03)      ($ 0.12)        $  0.02
                                                       ===========    ===========    ===========



              See accompanying notes to consolidated financial statements.

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                    YEARS ENDED JUNE 30, 1998, 1997, AND 1996






                              Common   Stock                                       Note
                              ---------------      Additional                   Receivable
                            Number of               paid-in     Accumulated        From
                             Shares      Amount     capital        Deficit      Shareholder        Total
                           -----------  --------   ----------    -----------    -----------    ------------

Balance at June 30, 1995   27,250,000   $272,500   $1,730,049    ($8,017,273)   ($1,601,278)   ($ 7,616,002)

   Interest accrued ....         --         --           --             --         (176,744)       (176,744)
   Net income ..........         --         --           --          568,864           --           568,864
                           ----------   --------   ----------   ------------    -----------    ------------

Balance at June 30, 1996   27,250,000    272,500    1,730,049     (7,448,409)    (1,778,022)     (7,223,882)

   Interest accrued ....         --         --           --             --         (192,383)       (192,383)
   Net loss ............         --         --           --       (3,365,409)          --        (3,365,409)
                           ----------   --------   ----------   ------------    -----------    ------------

Balance at June 30, 1997   27,250,000    272,500    1,730,049    (10,813,818)    (1,970,405)    (10,781,674)


   Interest accrued ....         --         --           --             --         (216,801)       (216,801)
   Net loss ............         --         --           --         (922,494)          --          (922,494)
                           ----------   --------   ----------   ------------    -----------    ------------

Balance at June 30, 1998   27,250,000   $272,500   $1,730,049   ($11,736,312)   ($2,187,206)   ($11,920,969)
                           ==========   ========   ==========   ============    ===========    ============









          See accompanying notes to consolidated financial statements.

                            SPORTS ARENAS, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                         YEARS ENDED JUNE 30, 1998, 1997, AND 1996

                                                         1998          1997           1996
                                                         ----          ----           ----
Cash flows from operating activities:
  Net income (loss) .............................   ($  922,494)   ($3,365,409)   $   568,864
  Adjustments to reconcile net income (loss) to
    the net cash provided (used) by operating
    activities:
      Amortization of deferred financing
        costs and discount ......................        23,455         31,555         38,976
      Depreciation and amortization .............       543,178        666,967        985,401
      Equity in income of investees .............    (1,793,457)      (170,968)      (104,450)
      Loss on disposition of undeveloped land ...          --          468,268           --
      Interest income accrued on note receivable
        from shareholder ........................      (216,801)      (192,383)      (176,744)
      Interest accrued on assessment district
        obligations .............................       221,844        208,564        132,687
      Provision for impairment losses ...........       480,000      2,643,248           --
      Gain on sale of assets ....................       (10,279)    (1,154,514)    (1,778,864)
      Recognition of deferred gain ..............      (716,025)          --             --
      Reversal of accrued liability .............          --             --         (769,621)
      Minority interest in income of
        consolidated subsidiary .................          --             --          556,237
    Changes in assets and liabilities:
     (Increase) decrease in receivables .........       (98,183)        61,219        (82,875)
     (Increase) decrease in assets of
        discontinued operation ..................       130,607        219,675       (356,355)
     (Increase) decrease in inventories .........      (213,477)        30,484           --
     (Increase) decrease in prepaid expenses ....      (121,829)        25,494        (24,359)
      Increase (decrease) in accounts payable ...       188,337         19,019        (42,064)
      Increase (decrease) in accrued expenses ...        46,650       (501,620)       460,752
      Increase (decrease) in liabilities of
        discontinued operation ..................       (77,105)      (178,896)       313,435
      Other .....................................         2,916         50,836        (23,406)
                                                    -----------    -----------    -----------
        Net cash used by operating activities ...    (2,532,663)    (1,138,461)      (302,386)
                                                    -----------    -----------    -----------
Cash flows from investing activities:
  (Increase) decrease in notes receivable .......       768,108         72,500         87,212
   Other capital expenditures ...................      (321,483)      (314,134)       (48,611)
   Sale of discontinued operation (Note 12d) ....        30,207           --             --
   Increase in lease inception fee ..............          --         (232,995)          --
   Proceeds from sale of other assets ...........        26,950         33,542        160,401
   Proceeds from sale of bowling
       centers (Notes 6d, 12a, and 12b) .........          --        2,052,185      1,675,142
   Contributions to investees ...................          --             --          (69,643)
   Distributions received from investees ........     4,258,511        580,884        320,000
   Distribution to holder of minority interest ..      (450,000)          --             --
   Acquisition of golf shaft
       manufacturer (Note 12c) ..................          --         (172,071)          --
   Acquire additional interest in
       investees (Notes 6c and 6d) ..............          --             --           (5,289)
                                                    -----------    -----------    -----------
        Net cash provided by investing activities     4,312,293      2,019,911      2,119,212
                                                    -----------    -----------    -----------
Cash flows from financing activities:
   Scheduled principal payments .................      (934,683)    (1,392,382)      (754,646)
   Proceeds from short-term borrowings ..........       400,000        250,000           --
   Payments of short-term borrowings ............      (650,000)          --             --
   Proceeds from line of credit .................          --             --          510,000
   Payments on line of credit ...................          --             --         (598,742)
   Other ........................................          --          (11,020)          --
                                                    -----------    -----------    -----------
        Net cash used by financing activities ...    (1,184,683)    (1,153,402)      (843,388)
                                                    -----------    -----------    -----------
Net increase (decrease) in cash and equivalents .       594,947       (271,952)       973,438
Cash and cash equivalents, beginning of year ....       821,513      1,093,465        120,027
                                                    ===========    ===========    ===========
Cash and cash equivalents, end of year ..........   $ 1,416,460    $   821,513    $ 1,093,465
                                                    ===========    ===========    ===========

                      SPORTS ARENAS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                    YEARS ENDED JUNE 30, 1998, 1997, AND 1996

SUPPLEMENTAL CASH FLOW INFORMATION:

                                             1998          1997          1996
                                           --------      --------      --------
   Interest paid                           $451,000      $469,000      $793,000
   -------------                           ========      ========      ========

Supplemental schedule of non-cash investing and financing activities:
---------------------------------------------------------------------
Long-term debt of $45,486 in 1998 and $380,000 in 1997 was incurred to finance capital expenditures of $70,849 in 1998 and $535,963 in 1997.

On January  1, 1998,  the  Company  sold all of the  common  stock of Ocean West
   Builders, Inc. for $66,678, which after deducting the cash of Ocean West Builders, Inc., provided net proceeds to the Company of $30,207. The sale resulted in the following decreases to assets and liabilities: accounts receivable- $8,847; contracts receivable- $300,175; prepaid expenses- $13,553; property and equipment- $44,041; accumulated depreciation- $6,687; accounts payable- $260,446; accrued expenses- $28,286; billings in excess of costs- $21,983; notes payable- $19,007

During the year ended June 30, 1998, the Company sold miscellaneous assets for cash proceeds of $26,950 and extinguished an account payable of $23,000. The sale reduced property and equipment by $77,980 and accumulated depreciation by $38,309.

On March 18, 1997 the County of Riverside foreclosed at public sale on 7 of the 40 acres of the undeveloped land in Temecula, California, which had a carrying value of $662,710. The sale resulted in the extinguishment of $22,770 of accrued property taxes and $171,672 of assessment district obligations.

On  January  22,  1997  the  Company   purchased  the   receivables   ($8,594),
     inventories ($119,602) and equipment ($43,875) of the Power Sports Group (Penley Golf) for $172,071.

The sale of the video game business on December 15, 1996 for $10,000 cash and a $45,000 note receivable resulted in a decrease of both property and equipment, and accumulated depreciation by $140,832. Additionally, the sale of another asset for $23,542 cash resulted in a $79,103 decrease of equipment and a $55,561 decrease in accumulated depreciation.

The sale of three bowling centers on August 7, 1996 resulted in decreases to the following assets and liabilities: property and equipment- ($6,741,237); accumulated depreciation- ($4,013,747); deferred loan costs- ($6,353); prepaid expenses ($20,000); and notes payable- ($1,801,172). See Note 6d regarding supplemental information regarding the proceeds from the sale of bowling center in the year ended June 30, 1996.

The sale of undeveloped land in January 1996 for cash of $160,401 resulted in a decrease in undeveloped land of $40,000.
















          See accompanying notes to consolidated financial statements.

                     SPORTS ARENAS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 1998, 1997 AND 1996

1. Summary of significant accounting policies and practices:

  Description of business- The Company, primarily through its subsidiaries, owns and operates two bowling centers, an apartment project (50% owned), one office building, a construction company (sold in January 1998), a graphite golf shaft manufacturer, and undeveloped land. The Company also performs a minor amount of services in property management and real estate brokerage related to commercial leasing.

  Principles  of  consolidation  -  The  accompanying   consolidated   financial
    statements include the accounts of Sports Arenas, Inc. and all subsidiaries and partnerships more than 50 percent owned or in which there is a controlling financial interest (the Company). All material inter-company balances and transactions have been eliminated. The minority interests' share of the net loss of partially owned consolidated subsidiaries have been recorded to the extent of the minority interests' contributed capital. The Company uses the equity method of accounting for its investments in entities in which it has an ownership interest that gives the Company the ability to exercise significant influence over operating and financial policies of the investee. The Company uses the cost method of accounting for investments in which it has virtually no influence over operating and financial policies.

  Cash and cash equivalents - Cash and cash equivalents only include highly liquid investments with original maturities of less than 3 months. Cash equivalents totaled $1,011,343 and $595,412 at June 30, 1998 and 1997, respectively.

  Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

  Property and equipment - Depreciation and amortization are provided on the straight-line method based on the estimated useful lives of the related assets, which are 20 years for the buildings and from 3 to 15 years for the other assets.

  Investment - The Company's purchase price in March 1975 of the one-half interest in UCV, L.P. exceeded the equity in the book value of net assets of the project at that time by approximately $1,300,000. The excess was allocated to land and buildings based on their relative fair values. The amount allocated to buildings is being amortized over the remaining useful lives of the buildings and the amortization is included in the Company's depreciation and amortization expense.

  Income taxes - The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

  Amortization of intangible assets - Deferred loan costs are being amortized over the terms of the loans on the straight-line method. Goodwill related to the acquisition of a bowling center was amortized over 5 years on the straight-line method and is fully amortized as of June 30, 1998.

  Valuation  impairment  -  SFAS  No.  121,"Accounting  for  the  Impairment  of
    Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair values of the assets.

  Concentrations of credit risk - Financial instruments which potentially subject the Company to concentrations of credit risk are the notes receivable described in Note 3 and contract receivables.

  Fair value of financial instruments - The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

     Cash, cash equivalents, accounts receivable and accounts payable - the carrying amount reported in the balance sheet approximates the fair value due to their short-term maturities.

     Notes receivable- The aggregate carrying value of notes receivable reported in the balance sheet approximates the fair value. The fair value was determined by discounting future cash flows using interest rates for similar types of borrowing arrangements

     Long-term debt - the fair value was determined by discounting future cash flows using the Company's current incremental borrowing rate for similar types of borrowing arrangements. The carrying value of long-term debt reported in the balance sheet approximates the fair value.

  Use of estimates - Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and reported amounts of revenue and expenses during the reporting period to prepare these consolidated financial statements in conformity with general accepted accounting principles. Actual results could differ from these estimates.

  Income (loss) Per Share - In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" (SFAS No. 128). SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to SFAS No. 128 requirements. No prior period earnings per share amounts were restated as a result of implementing SFAS No. 128.

    Basic earnings per share is computed by dividing earnings (loss) by the weighted average number of common shares outstanding during each period. Diluted earnings per share is computed by dividing the amount of earnings
    (loss) for the period by each share that would have been outstanding assuming the issuance of common shares for all potentially dilutive securities outstanding during the reporting period. The Company currently has no potentially dilutive securities outstanding. The weighted average shares used for basic and diluted earnings per share computation was 27,250,000 for each of the years in the three-year period ended June 30, 1998.

  Reclassifications - Certain reclassifications have been made to the prior years financial statements to conform to the classifications used in 1998.

2.  Inventories:

      Inventories consist of the following:
                                      1998         1997
                                      ----         ----
        Raw materials               $121,548     $29,614
        Work in process              111,837      25,106
        Finished goods                69,210      34,398
                                    --------     -------
                                    $302,595     $89,118
                                    ========     =======

3. Notes receivable:

   (a) Sale of bowling centers - The Company sold two bowling centers in April 1989. Part of the consideration was an $800,000 note receivable from the purchaser of the bowling centers (Purchaser) due in monthly installments of $7,720 beginning October 1, 1989, including principal and interest at 10 percent per annum. The Company deferred recognition of $800,000 of the gain from the sale of the bowling centers in the year ended June 30, 1989 until such time as the operations of the two bowling centers became sufficient to support the payment of their obligations or as the principal balance was paid. The note was paid in full in June 1998 and the balance of the deferred gain of $716,025 was recognized in the year ended June 30, 1998.

   (b) Affiliate - The Company made unsecured loans to Harold S. Elkan, the Company's President and, indirectly, the Company's majority shareholder, and recorded interest income of $43,135, $42,267, and $45,812 in 1998, 1997, and 1996, respectively. The balance of $523,408 at June 30, 1998 bears interest at 8 percent per annum and is due in annual installments of interest plus principal payments of $50,000 due on December 31 of each year until maturity. The balance is due on January 1, 2001.

   (c) Shareholder - In December 1990, the Company loaned $1,061,009 to the Company's majority shareholder, Andrew Bradley, Inc. (ABI), which is wholly-owned by Harold S. Elkan, the Company's President. The loan provided funds to ABI to pay its obligation related to its purchase of the Company's stock in November 1983. The loan to ABI provides for interest to accrue at an annual rate of prime plus 1-1/2 percentage points (11 percent at June 30, 1998) and to be added to the principal balance annually. The loan is due in November 2003. The loan is collateralized by 10,900,000 shares of the Company's stock. The original loan amount plus accrued interest of $1,126,197 is presented as a reduction of shareholders' equity because ABI's only asset is the stock of the Company. The Company recorded interest income from this note of $216,801 in 1998, $192,383 in 1997, and $176,744 in 1996.

    (d) Other- In the year ended June 30 ,1997 the Company recorded a $35,135 provision for impairment loss related to the balance of a note receivable that is likely to be uncollectible.

4. Undeveloped land:

   Undeveloped land consisted of the following at June 30, 1998 and 1997:
                                             1998             1997
                                         -----------      -----------
          Lake of Ozarks, MO .......     $   281,629      $   281,629
          Temecula, CA .............       3,793,014        3,793,014
           Less provision for
             impairment loss .......      (2,409,000)      (2,409,000)
                                         -----------      -----------
                                         $ 1,665,643      $ 1,665,643
                                         ===========      ===========

   (a) In August 1984, the Company acquired approximately 500 acres of undeveloped land in Lake of Ozarks, Missouri from an entity controlled by Harold S. Elkan (Elkan). The purchase price approximated the affiliate's original purchase price. Elkan has agreed to indemnify the Company for any realized decline in value of the land. The carrying value of the land was $281,629 at June 30, 1998 and 1997.

   (b) The Company owned approximately 55 acres of undeveloped land in Sierra County, New Mexico that was subject to a contract for sale to a third party at an imputed value of $150,000, which was executed in 1988. Due to the nature of the terms of the contract, the Company was going to record portions of the sale as payments were received. The purchaser defaulted on the contract, but the Company did not cancel the contract. As a result of the defaulted contract and lack of market for sale of the land, the Company had recorded $118,500 of valuation adjustments in prior years to reduce the carrying value to $40,000. In January 1996 the Company received $160,401 as payment in full on the contract and recorded a $120,401 gain from the sale of the land.

  (c) Through its ownership of Old Vail Partners, L.P. and its predecessor Old Vail Partners, a general partnership (collectively referred to as OVP, see
      Note 6c), the Company owns 33 acres of undeveloped land in Temecula, California. The carrying value of the property consists of:
                                                   1998          1997
                                                ----------    -----------
         Acres................................      33            33
         Acquisition cost..................... $ 2,142,789    $ 2,142,789
         Capitalized assessment district costs   1,434,315      1,434,315
         Other development planning costs.....     215,910        215,910
         Provision for impairment loss........ ( 2,409,000)   ( 2,409,000)
                                               -----------    -----------
                                               $ 1,384,014    $ 1,384,014
                                               ===========    ===========

     The 33 acres of land owned by OVP are located within a special assessment district of the County of Riverside, California (the County) which was created to fund and develop roadways, sewers, and other required infrastructure improvements in the area necessary for the owners to develop their properties. Property within the assessment district is collateral for an allocated portion of the bonded debt that was issued by the assessment district to fund the improvements. The annual payments (made in semiannual installments) due related to the bonded debt are approximately $144,000. The payments continue through the year 2014 and include interest at approximately 7-3/4 percent. OVP has been delinquent in the payment of property taxes and assessments for the last six years. The property is currently subject to default judgments to the County of Riverside,
     California totaling approximately $1,647,054 regarding delinquent assessment district payments ($1,159,326) and property taxes ($487,728). The County attempted to sell the 33 acre parcel at public sale on March 18, 1997 for the defaulted property taxes and again on April 22, 1997 for the default under the assessment district obligation, however, the County was not able to obtain any bids to satisfy the obligations and the sale was not completed. The County did not attempt to sell the property at public sale in 1998.

     On March 18, 1997, the County sold a 7-acre parcel, which had been owned by OVP and subject to default judgements for delinquent assessment district and property tax payments, at public-sale for delinquent property taxes totaling $22,770 and the buyer assumed the delinquent assessment district obligation of $171,672. OVP recorded a loss from the disposition of the undeveloped land of $468,268 representing the carrying value of the 7 acre parcel ($662,710) less the property taxes extinguished and assessment district obligations assumed.

     The principal balance of the allocated portion of the assessment district bonds ($1,160,500), and delinquent principal, interest and penalties ($1,159,326) are classified as "Assessment district obligation- in default" in the consolidated balance sheet at June 30, 1998. In addition, accrued property taxes in the balance sheet at June 30, 1998 includes $487,728 of delinquent property taxes and late fees related to the 33-acre parcel.

     In November 1993, the City of Temecula adopted a general development plan that designated the property owned by OVP as suitable for "professional office" use, which is contrary to its zoning as "commercial" use. As part of the adoption of its general development plan, the City of Temecula adopted a provision that, until the zoning is changed on properties affected by the general plan, the general plan shall prevail when a use designated by the general plan conflicts with the existing zoning on the property. The result is that the City of Temecula has effectively down-zoned OVP's property from a "commercial" to "professional office" use. The property is subject to assessment district obligations that were allocated in 1989 based on a higher "commercial" use. Since the assessment district obligations are not subject to reapportionment as a result of re-zoning, a "professional office" use is not economically feasible due to the disproportionately high allocation of assessment district costs. OVP has filed suit against the City of Temecula claiming that, if the effective re-zoning is valid, the action is a taking and damaging of OVP's property without payment of just compensation. OVP is seeking to have the effective re-zoning invalidated and an unspecified amount of damages. A stipulation was entered that dismissed this suit without prejudice and agreed to toll all applicable statute of limitations while OVP and the City of Temecula attempted to informally resolve this litigation. The outcome of this litigation is uncertain. If the City of Temecula is successful in its attempt to down-zone the property, the value of the property may be significantly impaired.

     As a result of the County's judgements for defaulted taxes and assessments and the County's sale of the 7 acre parcel at public sale in March 1997, the Company recorded a $2,409,000 provision for impairment loss during the year ended June 30, 1997 to reduce the carrying value on the 33-acre parcel to its estimated fair market value related to the City of Temecula's effective down-zoning of the property. The estimated fair market value was determined based on cash flow projections and comparable sales.

   5. Intangible assets:

     Intangible assets consisted of the following as of June 30, 1998 and 1997:

                                                 1998           1997
                                              ---------    -----------
     Deferred lease costs:
       Subleasehold interest ..............   $ 111,674    $   111,674
         Less accumulated amortization ....     (29,897)       (28,001)
       Lease inception fee ................     232,995        232,995
         Less accumulated amortization ....     (46,575)        (9,291)
                                              ---------    -----------
                                                268,197        307,377
                                              ---------    -----------
     Deferred loan costs ..................      85,137        137,137
         Less accumulated amortization ....     (38,319)       (66,864)
                                              ---------    -----------
                                                 46,818         70,273
                                              ---------    -----------
     Goodwill .............................        --        1,345,362
         Less accumulated amortization ....        --       (1,076,291)
         Less provision for impairment loss        --         (199,113)
                                              ---------    -----------
                                                   --           69,958
                                              ---------    -----------
                                              $ 315,015    $   447,608
                                              =========    ===========

   (a) The Company is a sublessor on a parcel of land that is subleased to individual owners of a condominium project. The Company capitalized $111,674 of carrying costs prior to subleasing the land in 1980. The Company is amortizing the capitalized carrying costs over the period of the subleases on the straight-line method. The future minimum rental payments payable by the Company to the lessor on the lease are approximately $136,000 per year for the remaining term of 45 years (aggregate of $6,145,000) based on 85 percent of the minimum rent due from the sublessees. The future minimum rents due to the Company from the sublessees are approximately $160,000 per year for the remaining term of 45 years (aggregate of $7,200,000). The subleases provide for increases every five years based on increases in the Consumer Price Index.

   (b) In March 1997 the Company paid $232,995 to the lessor of the real estate in which the Grove bowling center is located. The payment represented the balance due for a deferred lease inception fee. The fee is being amortized over the then remaining lease term of 75 months.

   (c) Goodwill relates to two bowling centers acquired in August 1993 and was amortized over 5 years. In the year ending June 30, 1997, the Company recorded a $199,113 provision for impairment loss related to the unamortized balance of goodwill for one of the bowling centers. The balance of goodwill was amortized in the year ended June 30, 1998.

6. Investments:

   (a) Investments consist of the following:

                                                       1998            1997
                                                  ------------    ------------
     Accounted for on the equity method:
        Investment in UCV, L.P. ...............   $(12,280,101)   $(10,083,802)
        Vail Ranch Limited Partnership ........      1,172,018       1,974,193
                                                  ------------    ------------
                                                   (11,108,083)     (8,109,609)
        Less Investment in UCV, L.P. classified
          as liability- Distributions received
          in excess of basis in investment ....     12,280,101      10,083,802
                                                  ------------    ------------
                                                     1,172,018       1,974,193
     Accounted for on the cost basis:
        All Seasons Inns, La Paz ..............         37,926          37,926
                                                  ------------    ------------
          Total investments ...................   $  1,209,944    $  2,012,119
                                                  ============    ============

     The following is a summary of the equity in income (loss) of the investments accounted for by the equity method:
                              1998        1997        1996
                          ----------   ---------    --------
     UCV, L.P. ........   $  343,121   $ 301,478    $104,450
     Vail Ranch Limited
         Partnership ..    1,450,336    (130,510)       --
                          ----------   ---------    --------
                          $1,793,457   $ 170,968    $104,450
                          ==========   =========    ========

   (b) Investment in UCV, L.P.:

     The Company is a one percent managing general partner and 49 percent limited partner in UCV, L.P. (UCV) which owns University City Village, a 542 unit apartment project in San Diego, California. The following is summarized financial information of UCV as of and for the years ended March 31 (UCV's fiscal year end):
                                             1998          1997          1996
                                         -----------   -----------   -----------
     Total assets ....................   $ 1,765,000   $ 2,062,000   $ 2,587,000
     Total liabilities ...............    20,110,000    20,169,000    20,204,000

     Revenues ........................     4,491,000     4,353,000     4,169,000
     Operating and general and
       administrative costs...........     1,520,000     1,429,000     1,465,000
     Redevelopment planning costs ....         6,000        24,000       186,000
     Depreciation ....................       176,000       194,000       194,000
     Interest and amortization expense     2,103,000     2,103,000     2,115,000
     Net income ......................       686,000       603,000       209,000


     The  apartment  project  is  managed  by  the  Company,   which  recognized
     management  fee  income  of  $113,755,   $111,828,   and  $108,233  in  the
     twelve-month periods ended June 30, 1998, 1997, and 1996, respectively.

     A reconciliation of distributions received in excess of basis in UCV as of June 30 is as follows:

                                             1998            1997
                                         ------------    ------------
     Balance, beginning ..............   $ 10,083,802    $  9,828,360
     Equity in income ................       (343,121)       (301,478)
     Cash distributions ..............      2,486,000         503,500
     Amortization of purchase price in
        excess of equity in net assets         53,420          53,420
                                         ------------    ------------
     Balance, ending .................   $ 12,280,101    $ 10,083,802
                                         ============    ============

   (c) Investment in Old Vail Partners and Vail Ranch Limited Partnership:

     RCSA Holdings, Inc. (RCSA) and OVGP, Inc. (OVGP), wholly-owned subsidiaries of the Company, own a combined 50 percent general and limited partnership interest in Old Vail Partners, L.P. , a California limited partnership
     (OVP). OVP owns approximately 33 acres of undeveloped land and a 50 percent limited partnership interest in Vail Ranch Limited Partnership (VRLP). The other partner in OVP holds a liquidating limited partnership interest which entitles him to 50 percent of future distributions up to $2,450,000, of which $450,000 was paid during the year ended June 30, 1998. Under certain circumstances, which have not yet occurred, the Company may have to make an additional minimum distribution of $50,000 in September 1999. This limited partner's capital account balance is presented as "Minority interest" in the consolidated balance sheets.

     The following is summarized balance sheet information of OVP included in the Company's consolidated balance sheet as of June 30, 1998 and 1997:
                                            1998         1997
                                         ----------   ----------
     Assets:
       Undeveloped land (Note 4c) ....   $1,384,014   $1,384,014
       Investment in Vail Ranch
         Limited Partnership .........    1,172,018    1,974,193
     Liabilities
       Assessment district
         obligation-in-default .......    2,319,826    2,097,982
       Accrued property taxes ........      487,728      399,140
       Minority interest in subsidiary    1,762,677    2,212,677


     VRLP is a partnership formed in September 1994 between OVP and a third party (Developer) to develop 32 acres of the land that was contributed by OVP to VRLP. During the fiscal year ended June 30, 1997, VRLP constructed a 107,749 square foot retail complex which utilized approximately 14 of the 27 developable acres. On January 1, 1998, VRLP sold the retail complex for $9,500,000. On August 7, 1998, VRLP executed a limited liability company operating agreement with the buyer of the retail center to develop the remaining 13 acres. VRLP, as a 50 percent member and the manager, contributed the remaining 13 acres of developable land at an agreed upon value of $2,000,000 and the other member contributed cash of $1,000,000, which was distributed to VRLP as a capital distribution. The Company recorded a provision for impairment loss of $480,000 in June 1998 to reduce the carrying value of its investment in VRLP to reflect an amount equal to the estimated distributions the Company would receive based on the estimated fair market value of VRLP's assets and liabilities as of June 30, 1998.

     As a result of the sale of the property in January 1998, OVP received distributions totaling $1,772,511 in the year ended June 30, 1998. OVP received an additional distribution of $575,600 in August 1998 related to the distribution VRLP received from the limited liability company. Hereafter, VRLP's partnership agreement provides for OVP to receive 60 percent of future distributions, income and loss.

    The following is summarized financial information of VRLP as of June 30, 1998 and 1997 and for the years then ended:

                                        1998           1997
                                     ----------   ------------
     Assets:
       Operating property:
         Land ....................   $     --     $    744,000
         Buildings and
           improvements ..........         --        5,842,000
         Deferred costs ..........         --          829,000
         Accumulated depreciation
           and amortization ......         --         (108,000)
       Land held for development .    3,454,000      3,250,000
       Other assets ..............       37,000        570,000
           Total assets ..........    3,491,000     11,127,000
     Liabilities:
       Accounts payable ..........       45,000        985,000
       Construction loan payable .         --        5,779,000
       Assessment district
         obligation ..............    1,508,000      2,559,000
           Total liabilities .....    1,553,000      9,323,000
       Partners' capital .........    1,938,000      1,804,000
     Revenues ....................      640,000        128,000
     Gain on sale of property, net    3,107,000         60,000
     Net income (loss) ...........    2,762,000       (292,000)

     The following is a  reconciliation  of the investment in Vail Ranch Limited
     Partnership:

                                         1998           1997
                                     -----------    -----------
     Balance, beginning ..........   $ 1,974,193    $ 2,182,087
     Distributions ...............    (1,772,511)       (77,384)
     Provision for impairment loss      (480,000)          --
     Equity in net income (loss) .     1,450,336       (130,510)
                                     -----------    -----------
     Balance, ending .............   $ 1,172,018    $ 1,974,193
                                     ===========    ===========

   (d) Investment in Redbird Properties, Ltd.:

     Redbird Properties, Ltd. owned the land and building in which one of the Company's bowling centers (Red Bird Lanes) was located. Effective July 1, 1995, the Company purchased an additional 29 percent partnership interest in Redbird Properties, Ltd. from Harold S. Elkan for $419,744. The purchase price was payable in monthly installments of interest at 8 percent per annum plus annual principal payments of $100,000 on January 1, 1996-1999 and $19,744 on January 1, 2000. The Company had accounted for its investment in Redbird Properties using the equity method of accounting through June 30, 1995. As a result of acquiring the additional 29 percent interest, Redbird Properties became a consolidated subsidiary, effective July 1, 1995. This transaction resulted in an increase in the following assets and liabilities as of that date: Property and equipment- $1,537,984, Accumulated depreciation- $331,500; Note payable- $713,538; Note payable, related party- $446,000. The effect of this transaction was also to eliminate the Company's $134,975 investment in Redbird Properties and to reduce Minority interests by $93,275, which relates to advances to the other partners in excess of their basis.

     On May 31, 1996, Redbird Properties sold the land and building for $2,800,000 which resulted in a gain of $1,658,463 of which $556,237 was allocable to the other partners in Redbird Properties. As a result of the sale the company ceased operations of the Redbird Lanes bowling center and sold the equipment for a minimal gain. The proceeds from the sale plus the sale proceeds of $130,754 from the sale of bowling equipment were partially used to extinguish $777,079 of long-term debt, pay $15,221 of selling expense, and pay the other partners distributions of $463,312.

     The following are the combined results of operations of Redbird Lanes and Redbird Properties included in the Company's statements of operations, excluding the gain from the sale:

                                         1996
                                     -----------
     Revenues ....................   $ 1,154,527
     Bowling costs ...............       699,475
     Selling, general and
      administrative:
       Direct ....................       248,899
       Allocated .................        58,000
     Depreciation ................        58,681
     Interest ....................        93,044
     Loss excluding gain from sale        (3,572)



   (e) Other investment:

     The Company owns 6 percent limited partnership interests in two partnerships that own and operate a 109-room hotel (the Hotel) in La Paz, Mexico (All Seasons Inns, La Paz). The $37,926 carrying value of the Hotel at June 30, 1998 and 1997 is net of a $125,000 valuation adjustment recorded in the year ended June 30, 1991. On August 13, 1994, the partners owning the Hotel agreed to sell their partnership interests to one of the general partners. The total consideration to the Company ($123,926) was $2,861 cash at closing (December 31, 1994) plus a $121,065 note receivable bearing interest at 10 percent with installments of $60,532 plus interest due on January 1, 1996 and 1997. Due to financial problems, the note receivable was initially restructured so that all principal was due on January 1, 1997, however, only an interest payment of $12,106 was received on that date. Because the cash consideration received at closing was minimal, the Company has not recorded the sale of its investment. The Company will record the $58,926 gain from the sale when the when the note is paid in full. The cash payments of $27,074 received to date (representing accrued interest through December 1996) were applied to reduce the carrying value of the investment.

7. Long-term debt:
   (a) Long-term debt consists of the following:

                                                                  1998             1997
                                                               ----------       ---------
10-9/10% note payable  collateralized by first trust deed
   on  $1,076,000  of land and  office  building,  due in
   monthly  installments of $11,675  including  interest,
   balance due in November 2004.                                1,158,325       1,171,380

10-3/4%  note  payable   collateralized   by  partnership
   interest in Old Vail Partners (OVP),  principal is due
   in  monthly  payments  of $6,458  plus  interest  at a
   variable  rate  (prime  plus  1-1/2  points)  adjusted
   monthly.  The loan is  guaranteed  by Harold S. Elkan.
   The was due in November 1998,  however,  in connection
   with a required  principal  payment of  $400,000  from
   distributions   received   from  OVP,   the  loan  was
   extended to July 2001.                                         232,506         695,662

8-1/2% note  payable to bank,  collateralized  by deed of
   trust on $282,000 of  undeveloped  land,  principal of
   $4,745 plus interest is payable annually,  balance due
   February 1999.                                                  80,673          85,418

8% note  payable  collateralized  by  $2,108,000  of real
   estate and  $264,000 of  equipment  at Valley  Bowling
   Center,   due  in  monthly   installments  of  $18,882
   including  principal and interest,  balance due August
   2000.                                                        1,849,921       1,925,035

8%-10%  notes  payable   collateralized  by  $264,000  of
   equipment  at Valley  Bowling  Center,  due in monthly
   installments  of  $11,780   including   principal  and
   interest.                                                        --            158,246

8-1/2%   note   payable,   unsecured,   due  in   monthly
   installments of $3,060 of principal and interest.                --             41,205

9-1/2%   notes   payable,   unsecured,   due  in  monthly
   installments   of  $4,895   including   principal  and
   interest.                                                        --             54,075

10-1/2%  note  payable   collateralized  by  $541,000  of
   manufacturing  equipment,  due in monthly installments
   of $8,225,  including principal and interest,  balance
   due May 2001.                                                  241,063         310,043

Other                                                              72,295         101,923
                                                              -----------     -----------
                                                                3,634,783       4,542,987
     Less current maturities                                    ( 347,000)      ( 481,000)
                                                              -----------     -----------
                                                              $ 3,287,783     $ 4,061,987
                                                              ===========     ===========

        The values of property and equipment as collateral for the notes are listed at historical cost less valuation adjustments.

        The principal payments due on notes payable during the next five fiscal years are as follows: $347,000 in 1999, $284,000 in 2000, $1,874,000 in
        2001, $40,000 in 2002, and $23,000 in 2003.

   (b) The Company had a $200,000 revolving line of credit that expired on November 1, 1997. Amounts drawn on the line of credit bore interest on amounts drawn at the bank's base rate plus three percentage points (11% at June 30, 1997). The Company's borrowings from this line of credit averaged $192,000 during the year ended June 30, 1996. The Company did not utilize the line of credit in the year ended June 30, 1998 or 1997.

   (c) In November 1997, the Company entered into a short-term loan agreement with Loma Palisades, Ltd. (Loma), an affiliate of the Company's partner in UCV, whereby Loma would lend the Company up to $800,000. The loan bore interest at "Wall Street" prime rate plus 1 percent on the amounts drawn. Interest was payable monthly , the principal was due within 30 days of demand and the agreement expired in May 1998. During the year ended June 30, 1998, the Company borrowed $400,000, which was paid in January and May 1998. The Company's borrowings from this short term loan averaged $115,000 during the year ended June 30, 1998.

   (d)In March 1997 the Company borrowed $250,000 on an unsecured note payable that was due in monthly payments of interest only at 11 percent per annum. The note was paid in full in May 1998.

8. Commitments and contingencies:

   (a) The Company leases one of its two bowling centers (Grove) under an operating lease. The lease agreement for the Grove bowling center provides for approximate annual minimum rentals in addition to taxes, insurance, and maintenance as follows: $360,000 for each of the years 1999 through 2003 and $1,800,000 in the aggregate. This lease expires in June 2003 and contains three 5-year options at rates increased by 10-15 percent over the last rate in the expiring term of the lease. This lease also provides for additional rent based on a percentage of gross revenues, however, Grove has not yet exceeded the minimum amount of gross revenue. Rental expense for Grove bowling center was $360,000 in 1998, 1997 and 1996.

        The Company also leases its golf shaft manufacturing plant under an operating lease it assumed on January 21, 1997 and expires November 1998. Rental expense for this facility was $43,822 in 1998 and 19,134 in 1997.

   (b) The Company's employment agreement with Harold S. Elkan expired on January 1, 1998, however the Company is continuing to honor the terms of the agreement until such time as it is able to negotiate a new contract. The agreement provides that if he is discharged without good cause, or discharged following a change in management or control of the Company, he will be entitled to liquidation damages equal to twice his salary at time of termination plus $50,000. As of June 30, 1998, his annual salary was $250,000.

   (c) During the year ended June 30, 1996, the Company reversed amounts accrued in prior years totaling $769,621 as the Company determined that the loss contingency was no longer probable.

   (d) The Company is involved in other various routine litigation and disputes incident to its business. In management's opinion, based in part on the advice of legal counsel, none of these matters will have a material adverse affect on the Company's financial position.

9. Income taxes:

   During the years ended June 30, 1998, 1997 and 1996, the Company has not recorded any income tax expense or benefit due to its utilization of prior loss carryforward and the uncertainty of the future realizability of deferred tax assets.

   At June 30, 1998, the Company had net operating loss carry-forwards of $10,886,000 for income tax purposes. The carryforwards expire from years 2000 to 2018. Deferred tax assets are primarily related to these net operating loss carryforwards and certain other temporary differences. Due to the uncertainty of the future realizability of deferred tax assets, a valuation allowance has been recorded for deferred tax assets to the extent they will not be offset by the reversal of future taxable differences. Accordingly, there are no net deferred taxes at June 30, 1998 and 1997.

   The following is a reconciliation of the normal expected federal income tax rate of 34 percent to the income (loss) in the financial statements:
                                           1998          1997          1996
                                        ---------    -----------    ---------
     Expected federal income tax ....   $(314,000)   $(1,144,000)   $ 193,000
     Increase (decrease) in valuation
        allowance ...................     284,000      1,171,000     (105,000)
     Other ..........................      30,000        (27,000)     (88,000)
                                        ---------    -----------    ---------
     Provision for income tax expense   $    --      $      --      $    --
                                        =========    ===========    =========


   The following is a schedule of the significant components of the Company's deferred tax assets and deferred tax liabilities as of June 30, 1998 and 1997:
                                                1998          1997
                                            -----------    ----------
     Deferred tax assets (liabilities):
        Net operating loss carryforwards    $ 3,701,000    $2,732,000
        Accumulated depreciation and
          amortization ..................       505,000       420,000
        Deferred gain ...................          --         243,000
        Valuation for impairment losses .     1,014,000       919,000
        Other ...........................      (396,000)      226,000
                                            -----------    ----------
          Total net deferred tax assets..     4,824,000     4,540,000
          Less valuation allowance ......    (4,824,000)   (4,540,000)
                                            -----------    ----------
     Net deferred tax assets ............   $      --      $     --
                                            ===========    ==========

10. Leasing activities:

   The Company, as lessor, leases office space in an office building under operating leases that are primarily for periods ranging from one to five years with options to renew. The Company is also a sublessor of land to condominium owners under operating leases with an approximate remaining term of 45 years which commenced in 1981 and 1982 (see Note 5).

   The approximate future minimum rentals for existing non-cancelable leases on the office building are as follows: $248,000 in 1999, $215,000 in 2000, $99,000 in 2001, none thereafter, and $562,000 in the aggregate.

   The following is a schedule of the Company's investment in rental property included in property and equipment as of June 30, 1998 and 1997:

                                         1998           1997
                                     -----------    -----------
          Land ...................   $   258,000    $   258,000
          Building ...............       773,393        773,393
          Tenant improvements ....       135,975         69,483
                                     -----------    -----------
                                       1,167,368      1,100,876
          Accumulated depreciation      (292,761)      (236,740)
                                     -----------    -----------
                                     $   874,607    $   864,136
                                     ===========    ===========

11. Business segment information:

   The Company operates principally in five business segments: bowling centers, golf shaft manufacturer, commercial construction (primarily tenant improvements), commercial real estate rental, real estate development and golf shaft manufacturing. The golf shaft manufacturing segment commenced in January 1997 when the Company acquired a small golf shaft manufacturer. The construction segment was disposed of on January 1, 1998 (see Note 12). Other revenues, which are not part of an identified segment, consist of property management fees (earned from both a property 50 percent owned by the Company and a property in which the Company has no ownership) and commercial brokerage.

   The following is summarized information about the Company's operations by business segment.

                                                   Real         Real
                                                  Estate       Estate                     Unallocated
                                  Bowling       Operation    Development       Golf        And Other         Totals
                                -----------     ---------   ------------   -----------    -----------    ------------
     YEAR ENDED JUNE 30, 1998
     ------------------------
     Revenues ...............   $ 2,810,862    $  560,029   $      --      $   241,636    $   260,468    $  3,872,995
     Depreciation and
       amortization .........       288,433       121,585          --           79,224         49,743         538,985
     Impairment losses ......          --            --         480,000           --             --           480,000
     Interest expense .......       208,035       133,137       229,036         29,726         94,084         694,018
     Equity in income of
       investees ............          --         343,121     1,450,336           --             --         1,793,457
     Recognition of deferred
       gain .................          --            --            --             --          716,025         716,025
     Segment profit (loss) ..      (474,560)      379,033       584,558     (2,105,278)       348,646      (1,267,601)
     Investment income ......          --            --            --             --             --           372,077
     Loss from continuing
       operations...........           --            --            --             --             --          (895,524)
     Segment assets .........     2,139,412     1,060,142     2,882,781      1,211,407      2,154,911       9,448,653
     Expenditures for
       segment assets .......         3,200        66,492          --          199,121         52,670         321,483


     YEAR ENDED JUNE 30, 1997
     ------------------------
     Revenues ...............     3,114,016       567,476          --           67,260        256,748       4,005,500
     Depreciation and
       amortization .........       507,382       116,488          --            1,017         35,629         660,516
     Impairment losses ......       234,248          --       2,409,000           --             --         2,643,248
     Interest expense .......       246,866       134,545       242,195          6,494         85,927         716,027
     Equity in income (loss)
       of investees .........          --         301,478      (130,510)          --             --           170,968
     Gain (loss) on
       disposition ..........     1,154,514          --        (468,268)          --             --           686,246
     Segment profit (loss) ..       304,954       363,629    (3,422,112)      (574,516)      (389,725)     (3,717,770)
     Investment income ......          --            --            --             --             --           370,762
     Loss from continuing
       operations ...........          --            --            --             --             --        (3,347,008)
     Segment assets .........     2,850,122     1,394,357     3,642,459        683,070        829,784       9,399,792
     Segment assets-
       discontinued .........          --            --            --             --             --           533,963
     Expenditures for
       segment assets .......        20,534        20,276          --          228,477         88,722         358,009

     YEAR ENDED JUNE 30, 1996
     ------------------------
     Revenues ...............     7,452,834       562,188          --             --          184,371       8,199,393
     Depreciation and
       amortization .........       825,196       119,362          --             --           34,558         979,116
     Interest expense .......       568,400       135,684       247,184           --          132,866       1,084,134
     Equity in income of
       investees ............          --         104,450          --             --             --           104,450
     Reversal of accrued
       liability ............          --            --         769,721           --             --           769,721
     Gain on disposition ....     1,102,226          --         120,401           --           21,422       1,244,049
     Segment profit (loss) ..       198,777       149,238       457,147           --         (588,824)        216,338
     Investment income ......          --            --            --             --             --           300,973
     Income from continuing
       operations ...........          --            --            --             --             --           517,311
     Segment assets .........     5,791,400     1,470,749     6,921,340           --        1,586,142      15,769,631
     Segment assets-
       discontinued .........          --            --            --             --             --           675,450
     Expenditures for
       segment assets .......        37,757         4,164          --             --            6,690          48,611


                                         1998           1997           1996
                                     -----------    -----------    -----------
     Revenues per segment schedule   $ 3,872,995    $ 4,005,500    $ 8,199,393
     Intercompany rent eliminated        (59,244)       (54,214)       (53,184)
                                     -----------    -----------    -----------
     Consolidated revenues .......   $ 3,813,751    $ 3,951,286    $ 8,146,209
                                     ===========    ===========    ===========

12. Significant Events:

   (a) On August 7, 1996 the Company sold the Village, Marietta and American Bowling Centers (all located in Georgia) and related real estate for $3,950,000 cash, which resulted in a gain of $1,099,514 after deducting $96,643 of sale expenses. The following are the results of operations of these bowling centers included in the Company's statements of operations for the years ended June 30, 1997 and 1996:
                                     1997          1996
                                 -----------   -----------
          Revenues ...........   $   349,075   $ 3,469,368
          Bowling costs ......       254,846     2,159,023
          Selling, general and
           administrative:
             Direct ..........        10,117       787,122
             Allocated .......        20,100       212,700
          Depreciation .......        18,488       222,370
          Interest expense ...         7,511       175,774
          Income (loss) ......        38,013       (87,621)

   (b)On December 15, 1996, the Company sold its video game operations for $55,000, resulting in a $55,000 gain. The sale price consisted of $10,000 cash and a $45,000 note receivable. The following are the results of operations of these bowling centers included in the Company's statements of operations for the years ended June 30, 1997, and 1996:
                               1997        1996
                             --------    --------
          Revenues .......   $ 25,603    $ 73,948
          Bowl costs .....     18,338      67,112
          Depreciation ...       --        38,677
          Interest expense      7,977      12,425
          Income (loss) ..       (712)    (42,266)

   (c)On January 22, 1997, Penley Sports, LLC (Penley), a limited liability company for which the Company is the managing member and owner of ninety percent of the units, purchased the assets of Power Sports Group, Inc., which was a manufacturer of graphite golf shafts and ski poles. The cash purchase price of $172,071 was allocated to accounts receivable ($8,594), inventories ($119,602), and equipment ($43,875). The following are the results of operations of Penley included in the Company's statement of operations for the years ended June 30:
                                           1998           1997
                                       -----------    -----------
          Revenues .................   $   241,636    $    67,260
          Golf costs ...............       776,780        171,493
          Selling, general and
            administrative-direct ..     1,289,184        344,772
          Selling, general and
            administrative-allocated       172,000        118,000
          Depreciation .............        79,224          1,017
          Interest expense .........        29,726          6,494
          Net loss .................   $(2,105,278)   $  (574,516)

     (d)On January 1, 1998, the Company sold the stock of Ocean West Builders, Inc. (OWB) to Michael Assof, its president and licensed contractor. The sale price of $66,678 equaled the carrying value of the Company's investment in OWB. The following are the results of operations of OWB for the six months ended December 31, 1997 and for the years ended
          June 30, 1997 and 1996, which are presented in the consolidated statements of operations as discontinued operations. Prior year results have been restated to conform to this method of presentation.

                                         1998           1997           1996
                                     -----------    -----------    -----------
     Revenues ....................   $ 1,359,879    $ 3,163,855    $ 2,008,073
     Costs .......................     1,215,857      2,785,471      1,734,261
     Selling, general and
       administrative-direct......       116,819        312,796        168,076
     Selling, general and
       administrative-allocated...        49,000         76,000         46,000
     Depreciation ................         4,193          6,451          6,285
     Interest expense ............           980          1,538          1,898
     Net income (loss) from
      discontinued operations ....      ($26,970)      ($18,401)       $51,553
     Basic and diluted net income
      (loss) per common share
      from discontinued operations      ($ .00)         ($ .00)         $ .00

13. Liquidity:

   The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses from operations, has a working capital deficiency, and is forecasting negative cash flows for the next twelve months. These items raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependent on either refinancing or selling certain real estate assets or increases in the sales volume of Penley.

                          INDEPENDENT AUDITORS' REPORT



To Board of Directors and Shareholders
Sports Arenas, Inc.:


We have audited the accompanying consolidated balance sheets of Sports Arenas, Inc. and subsidiaries (the "Company") as of June 30, 1998 and 1997, and the related consolidated statements of operations, shareholders' deficit and cash flows for each of the years in the three-year period ended June 30, 1998. These consolidated financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sports Arenas, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficiency and shareholders' deficit, and is forecasting negative cash flows from operating activities for the next twelve months. These items raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              KPMG PEAT MARWICK LLP

San Diego, California
September 30, 1998

                               SPORTS ARENAS, INC.
                            [A DELAWARE CORPORATION]



                              CORPORATE INFORMATION

       Corporate Offices                5230 Carroll Canyon Road, Suite
                                        310
                                        San Diego, California  92121



       Directors                        Harold S. Elkan
                                        Steven R. Whitman
                                        James E. Crowley
                                        Robert A. MacNamara
                                        Patrick D. Reiley



       Officers                         Harold S. Elkan, President
                                        Steven R. Whitman, Chief
                                           Financial Officer; Secretary



       Legal Counsel                    Cramer & Egan, A P.C.
                                        401 West A Street, Suite 2300
                                        San Diego, California  92101



       Auditors                         KPMG Peat Marwick LLP
                                        750 B Street, Suite 3000
                                        San Diego, California  92101

                        PROXY FOR 1998 ANNUAL MEETING OF
                    THE SHAREHOLDERS OF SPORTS ARENAS, INC.

    The undersigned shareholder of Sports Arenas, Inc. hereby appoints Harold S. Elkan and Steven R. Whitman or any one of them (with full power to act alone and to designate substitutes) Proxies of the undersigned with authority to vote and otherwise represent all of the shares of the undersigned at the Annual Meeting of Shareholders to be held on December 23, 1998,or an adjourned meeting thereof, with all of the powers the undersigned would possess if personally present, upon matters noted below, and upon such other matters as may properly come before the meeting. All matters intended to be acted upon have been proposed by the Board of Directors. This Proxy confers authority to vote "FOR" each proposition unless otherwise indicated.

(1) To elect as Directors and nominess listed below:
     Harold S. Elkan          Patrick Reiley
     Steven R. Whitman        James E. Crowley
                              Robert A. MacNamara

     [  ] WITHHOLD AUTHORITY to vote for all nominees listed above
     [  ] FOR all nominees listed above, except as marked to the contrary

Note: To withhold authority to vote for an individual nominee, strike a line through the nominee's name.

(2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          For [  ]     Against [  ]      Abstain  [  ]

THIS PROXY IS SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  OF SPORTS ARENAS,
    INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

          (Continued from other side)


Dated:__________              ___________________________________
                                   Signature


                              ___________________________________
                                   Signature


                              ___________________________________
                                   Signature

                Please  sign   exactly  as  your  name  appears  on  your  stock
                certificate(s). Joint owners of the shares must each sign. Persons holding shares for the benefit of others (fiduciaries) should indicate their titles. Please sign, date and mail this Proxy in the enclosed envelope.